                                                                   EXHIBIT 10.24






                 GLORIA JEAN'S GOURMET COFFEES FRANCHISING CORP.
                               FRANCHISE AGREEMENT
















                                        -----------------------------------
                                        Franchisee

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                                        -----------------------------------
                                        Location

                                        -----------------------------------
                                        Date of Agreement


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
                                TABLE OF CONTENTS


SECTION                                                                             PAGE
-------                                                                             ----
1.     BUSINESS BACKGROUND AND PRELIMINARY AGREEMENTS                                 1

2.     GRANT AND RENEWAL OF FRANCHISE                                                 2
       A.  GRANT OF FRANCHISE                                                         2
       B.  NON-EXCLUSIVITY                                                            2
       C.  RENEWAL OF FRANCHISE                                                       3
       D.  MANNER OF RENEWAL                                                          4
       E.  RELEASES ON GRANTS OF ADDITIONAL, ETC. FRANCHISES                          4

3.     LOCATION OF STORE                                                              5

4.     DEVELOPMENT AND OPENING OF STORE                                               5
       A.  LEASE OR SUBLEASE OF PREMISES OF STORE                                     5
       B.  DEVELOPMENT OF STORE                                                       6
       C.  FIXTURES, EQUIPMENT, STOREFRONT, SUPPLIES AND SIGNS                        6
       D.  STORE OPENING                                                              6
       E.  TERMINATION UPON FAILURE OF THE FRANCHISEE
           TO OPEN STORE                                                              7
       F.  GRAND OPENING PROGRAM                                                      7

5.     TRAINING AND OPERATING ASSISTANCE                                              7
       A.  TRAINING                                                                   7
       B.  HIRING AND TRAINING OF EMPLOYEES BY THE FRANCHISEE                         8
       C.  OPERATING ASSISTANCE                                                       8

6.     OPERATING MANUAL                                                               8

7.     STORE IMAGE AND OPERATING STANDARD                                             9
       A.  CONDITION AND APPEARANCE OF STORE                                          9
       B.  ALTERATIONS TO THE STORE                                                   9
       C.  AUTHORIZED PRODUCTS                                                        9
       D.  APPROVED BRANDS AND/OR SUPPLIERS                                          10
       E.  SUPPLIERS OF GOURMET COFFEE                                               10
       F.  USE OF SUPPLIES IMPRINTED WITH NAMES AND MARKS                            11
       G.  STANDARDS OF SERVICE                                                      11
       H.  DETERIORATED PRODUCTS AND COMPLAINTS                                      11
       I.  SPECIFICATIONS, STANDARDS AND PROCEDURES                                  11
       J.  COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES                          12
       K.  MANAGEMENT OF THE STORE                                                   12
       L.  CONFLICTING AND COMPETING INTERESTS                                       13
       M.  INSURANCE                                                                 13

8.     PROPRIETARY AND CONFIDENTIAL INFORMATION OF THE FRANCHISOR                    14

9.     ADVERTISING AND PROMOTION                                                     14
       A.  BY THE FRANCHISOR                                                         14
       B.  MARKETING FUND                                                            14
       C.  BY THE FRANCHISEE                                                         17

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
10.    STORE RECORDS AND REPORTING                                                   17
       A.  BOOKKEEPING, ACCOUNTING AND RECORDS                                       17
       B.  REPORTS, FINANCIAL STATEMENTS AND TAX RETURNS                             18

11.    NAMES AND MARKS                                                               19
       A.  OWNERSHIP OF NAMES AND MARKS                                              19
       B.  LIMITATIONS ON THE FRANCHISEE'S USE OF NAMES AND MARKS                    19
       C.  NOTIFICATION OF INFRINGEMENTS AND CLAIMS                                  19
       D.  DISCONTINUANCE OF USE OF NAME AND/OR MARKS                                20

12.    INITIAL FRANCHISE FEE                                                         20

13.    ROYALTY AND SERVICE FEE                                                       21
       A.  AMOUNT OF ROYALTY AND SERVICE FEE                                         21
       B.  DEFINITION OF "GROSS SALES"                                               21
       C.  PAYMENT OF ROYALTY AND SERVICE FEE
           AND MARKETING FUND CONTRIBUTION                                           21
       D.  INTEREST ON LATE PAYMENTS AND LATE FEES                                   22

14.    INSPECTIONS AND AUDITS                                                        22
       A.  THE FRANCHISOR'S RIGHT TO INSPECT STORE                                   22
       B.  THE FRANCHISOR'S RIGHT TO AUDIT                                           22

15.    TERMINATION OF FRANCHISE                                                      23
       A.  BY THE FRANCHISOR                                                         23
       B.  RIGHT OF FRANCHISOR TO MANAGE AFTER
           NOTICE OF DEFAULT TO THE FRANCHISEE                                       24
       C.  RIGHT OF FRANCHISOR TO DISCONTINUE PRODUCTS TO THE
           FRANCHISEE AFTER NOTICE OF DEFAULT TO THE FRANCHISEE                      25
       D.  EXTENDED CURE PERIOD                                                      25
       E.  FRANCHISOR'S RIGHT TO TERMINATE THE FRANCHISE, RETURN
           THE INITIAL FRANCHISE FEE AND ALLOW FRANCHISEE TO COMPETE                 25
       F.  EXECUTION OF RELEASE ON DEFAULT, ETC.                                     26
       G.  CROSS-DEFAULTS, NON-EXCLUSIVE REMEDIES, ETC.                              26

16.    THE FRANCHISEE'S OBLIGATION UPON TERMINATION OR EXPIRATION                    26
       A.  PAYMENT OF AMOUNTS OWED TO THE FRANCHISOR                                 26
       B.  RETURN OF MANUALS                                                         27
       C.  CANCELLATION OF ASSUMED NAMES AND TRANSFER OF PHONE NUMBERS               27
       D.  FRANCHISOR HAS RIGHT TO PURCHASE STORE                                    27
       E.  REPURCHASE OF INVENTORY                                                   28
       F.  COVENANT NOT TO COMPETE                                                   28
       G.  CONTINUING OBLIGATIONS                                                    29

17.    ASSIGNMENT, TRANSFER AND ENCUMBRANCE                                          29
       A.  BY FRANCHISOR                                                             29
       B.  THE FRANCHISEE MAY NOT ASSIGN WITHOUT
           APPROVAL OF THE FRANCHISOR                                                29
       C.  ASSIGNMENT TO PARTNERSHIP OR CORPORATION                                  30
       D.  FRANCHISOR'S RIGHT OF FIRST REFUSAL                                       30
       E.  DEATH OR PERMANENT DISABILITY OF THE FRANCHISEE                           31
       F.  RELEASE, EFFECT OF TRANSFER                                               31


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
18.    DISPUTE AVOIDANCE AND RESOLUTION                                              32
       A.  MEDIATION AND MANDATORY BINDING ARBITRATION,
           WAIVER OF RIGHT TO TRIAL BY JURY, ETC.                                    32
       B.  VENUE, WAIVER OF RIGHTS TO TRIAL BY JURY,
           LIMITATION OF DAMAGES, ETC.                                               34
       C.  PRIOR NOTICE OF CLAIMS BY FRANCHISEE                                      36
       D.  PERIODS IN WHICH TO MAKE CLAIMS                                           36
       E.  WITHHOLDING CONSENT                                                       37
       F.  SURVIVAL AND CONSTRUCTION                                                 37
       G.  COSTS AND ATTORNEYS' FEES                                                 38
       H.  VALIDITY AND EXECUTION                                                    38
       I.  BINDING EFFECT, MODIFICATION AND REPRESENTATIONS                          38
       J.  CONSTRUCTION, ETC.                                                        38
       K.  NON-RETENTION OF FUNDS                                                    40
       L.  SEVERABILITY; SUBSTITUTION OF VALID PROVISIONS                            40
       M.  WAIVERS                                                                   40
       N.  CHOICE OF LAWS                                                            41
       O.  ADVICE OF LAWYERS, ALTERNATIVE INVESTMENT OPPORTUNITIES, ETC.             41

19.    INDEPENDENT CONTRACTORS AND INDEMNIFICATION                                   41

20.    NOTICES                                                                       42

21.    EFFECTIVE DATE OF AGREEMENT                                                   42

22.    ACKNOWLEDGMENTS AND REPRESENTATIONS,
       ENTIRE AGREEMENT, NO FIDUCIARY RELATIONSHIP, ETC.                             42


       GUARANTY OF OBLIGATIONS                                                       46




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
                                GLORIA JEAN'S(R)
                               FRANCHISE AGREEMENT

         This Agreement is made and entered into by and between Gloria Jean's Gourmet Coffees Franchising Corp., an Illinois corporation (hereinafter referred to as the "FRANCHISOR." "we," "us" or "our"), with its principal office at 11480 Commercial Parkway, Castroville, California 95012, _________________ (hereinafter referred to as the "FRANCHISEE," "you" or "your") whose principal address is _________________________________________________.

1.       BUSINESS BACKGROUND AND PRELIMINARY AGREEMENTS

         The FRANCHISOR and its affiliated company, Gloria Jean's Gourmet Coffees Corp. ("GJGC Corp"), has developed a store offering for retail sale bulk gourmet coffees, teas, beverages, coffee and tea makers and related supplies, accessories and gifts (hereinafter referred to as the "PRODUCTS"). These stores are known as GLORIA JEAN'S COFFEES STORES (hereinafter referred to as a "GJC STORE(S)"). Most GJC STORES carry beverages for immediate consumption on the premises, including coffee, espresso, cappuccino and tea. In addition, some GJC STORES carry pastries, cookies and baked goods and have seating areas. All such GJC STORES are operated with uniform formats, signs, equipment, layout, systems, methods, procedures and designs which utilize a unique architectural design, offer uniform products, and utilize certain trademarks, service marks, trade dress and other commercial symbols, including "Gloria Jean's Coffees" "Gloria Jean's Coffee Bean" and "Gloria Jean's." (Such trademarks, service marks and other commercial symbols are hereinafter referred to as the "Names and Marks.") GJC STORES operate at locations that feature a distinctive format and method of doing business, including color scheme, signs, equipment, layouts, systems, methods, procedures, designs and marketing and advertising standards and formats (the "GLORIA JEAN'S System"), any element of which FRANCHISOR can modify from time-to-time in its sole and absolute discretion and with which FRANCHISEE will promptly comply.

         The FRANCHISOR grants to qualified persons franchises to own and operate a GJC STORE and where appropriate, a Gloria Jean's Coffees Holiday Gift Center (the "CENTER"), pursuant to the Holiday Gift Center Addendum (the "HOLIDAY GIFT CENTER ADDENDUM"), which if granted by the FRANCHISOR will become a part of this Franchise Agreement, subject to the particular terms of the HOLIDAY GIFT CENTER ADDENDUM, or a Gloria Jean's Coffees Espresso Bar/Kiosk (the "BAR/KIOSK"), pursuant to the Espresso Bar/Kiosk Addendum (the "BAR/KIOSK ADDENDUM"), which if granted by the FRANCHISOR will become a part of the Franchise Agreement offering the PRODUCTS authorized and approved by the FRANCHISOR



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and utilizing its business systems, formats, methods, specifications, standards, operating procedures, operating assistance and Names and Marks. The FRANCHISEE has applied for a franchise to own and operate a GJC STORE or a BAR/KIOSK at the premises identified in Paragraph A of Section 2 below and such application has been approved by the FRANCHISOR in reliance upon all of the representations made therein.

         The FRANCHISEE acknowledges receiving and reading this Agreement and any addenda hereto and the FRANCHISOR's Uniform Franchise Offering Circular (with all exhibits) at least 10 business days before signing this Agreement and/or any other binding document, paying any amounts or making any commitments and has been given an opportunity to clarify any provision the FRANCHISEE did not understand. The FRANCHISEE further acknowledges that he understands and accepts the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain the FRANCHISOR's high standards of quality and service and the uniformity of those standards at all GJC STORES and thereby to protect and preserve the goodwill of the Names and Marks.

         As used in this Agreement, "Franchisor-Related Entities" includes, collectively and individually, but is not necessarily limited to, the following, whether past, present or future: Gloria Jean's Gourmet Coffees Franchising Corp., Gloria Jean's Gourmet Coffees Corp., Edglo Enterprises, Inc., Gloria Jean's Inc., Coffee People Inc., Second Cup USA Holdings Ltd. and The Second Cup Ltd., the partners, shareholders, officers, directors, agents, attorneys, accountants, and/or employees and/or any affiliated companies and/or persons, of any of the foregoing and each of their respective partners, shareholders, officers, directors, agents, attorneys, accountants, and/or employees, as well as any company(ies)/person(s) acting by, through, under or in concert or affiliated or associated in any way with any of the foregoing, as well as any past, present and/or future successors and/or assigns of any of the foregoing. As used in this Agreement, "affiliate" means any past, present or future person, company or other entity which controls, is controlled by or is under common control with another person, company or other entity and includes, at present, Gloria Jean's Gourmet Coffees Franchising Corp., Gloria Jean's Gourmet Coffees Corp., Edglo Enterprises, Inc., Gloria Jean's Inc., Coffee People Inc., Second Cup USA Holdings Ltd. and The Second Cup Ltd.

2.       GRANT AND RENEWAL OF FRANCHISE

         A.       GRANT OF FRANCHISE

         Subject to the provisions of this Agreement, the FRANCHISOR hereby grants to the FRANCHISEE a franchise to operate a GJC



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STORE at __________________________________ (hereinafter referred to as the
"STORE"), or a substitute premises hereafter approved (in accordance with
Section 3 below) by the FRANCHISOR, and to use the Names and Marks in the operation thereof, for a term commencing on the effective date of this Agreement and ending upon the expiration of the initial or remaining initial term of the lease or sublease for the premises of the STORE (hereinafter referred to as the "FRANCHISE"). Termination or expiration of this Agreement shall constitute a termination or expiration of the FRANCHISE.

         B.       NON-EXCLUSIVITY

         The FRANCHISE is a "spot" franchise only and is awarded for a single location only, as accepted by FRANCHISOR, with the FRANCHISEE having no other rights. The FRANCHISEE does not have, and has not paid for, any "exclusive territory" or any "exclusive," "protected" or "reserved" territorial or other rights, no such rights are granted or will be inferred and there is, and will be, no limitation of any type on the rights of the FRANCHISOR or any of the Franchisor-Related Entities to locate and/or consent to the location of other GJC STORES or other distribution facilities of any type at any location, regardless of the distance from, impact on, or vicinity of, the FRANCHISEE'S GJC STORE or the number of GJC STORES, other outlets or otherwise in any area or market.

         The FRANCHISOR (on behalf of itself and each and all of the Franchisor-Related Entities) retains all rights with respect to GJC STORES, the Names and Marks, the sale of PRODUCTS and any other products and services, anywhere in the world, including, without limitation of any kind or nature: (a) the right to operate or grant others the right to operate gourmet coffee stores and/or other coffee beverage facilities at such locations as it deems appropriate regardless of the proximity to, or impact on, the STORE and on such terms and conditions as the FRANCHISOR, and/or any of the Franchisor-Related Entities, in our and their sole and absolute discretion, wish; (b) the right to roast, develop, wholesale, market, distribute, sell or otherwise PRODUCTS through any channel of distribution (including, without limitation, mail order, wholesale and/or retail), to such persons/entities, and under or in association with the Names and Marks or any other trademark, regardless of the proximity to, or impact on, the STORE, on such terms and conditions, as the FRANCHISOR and/or any of the Franchisor-Related Entities, in our and their sole and absolute discretion, wish; and (c) the right to roast, develop, wholesale, retail, market, distribute, sell or otherwise any product or service, or own, operate, franchise, license or otherwise any business, whether competitive or not and under the Names and Marks or any other trademark, to or with such persons/entities, and on such terms and conditions, regardless of


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the proximity to, or impact on, the STORE, as the FRANCHISOR and/or any of the
Franchisor-Related Entities, in our and their sole and absolute discretion, wish.

         Since the FRANCHISEE does not have any territorial or similar rights, there is no restriction regarding the FRANCHISEE soliciting or servicing customers located anywhere, although the FRANCHISEE may do so only from the STORE, or a substitute premises approved by the FRANCHISOR.

         The FRANCHISOR (on behalf of itself and each and all of the Franchisor-Related Entities) can acquire, or engage in any other transaction with, other businesses, with units located anywhere, including arrangements where other units are converted to the Gloria Jean's(R) format (including using the Names and Marks) and/or any other format and/or in which the FRANCHISOR or any of the Franchisor-Related Entities are acquired and/or company-owned, franchised or other businesses are converted to another format, maintained as a new concept under the Names and Marks or maintained as a separate concept.

         The FRANCHISOR (on behalf of itself and each and all of the Franchisor-Related Entities) can develop or become associated with other concepts (including dual branding and/or other franchise systems) for the same, similar, related, competitive or different products and/or services, whether or not using the Names and Marks, and may grant franchises or other rights with respect to locations and/or businesses in connection therewith. Units offering these concepts can be located anywhere, in the FRANCHISOR'S sole and absolute discretion, including in proximity to FRANCHISEE'S GJC STORE.

         C.       RENEWAL OF FRANCHISE

         If upon expiration of the initial term of the FRANCHISE: (1) the FRANCHISEE has fully and continuously complied with this Agreement and all other agreements with FRANCHISOR (and/or any affiliate of FRANCHISOR), in each case without any defaults, cured or uncured, during the term; and (2) (a) the FRANCHISEE maintains possession of the premises of the STORE and, prior to any renewal term beginning, refurbishes, remodels, expands and otherwise brings the STORE and its operation into full compliance with all then-applicable standards (including then-applicable design standards, including equipment) applicable to franchises awarded for new GJC STORES and in compliance with any lease or sublease requirements applicable to the STORE premises; or (b) if the FRANCHISEE is unable to maintain possession of such premises, or if in the judgment of the FRANCHISOR the STORE should be relocated, the FRANCHISEE secures suitable substitute premises approved by the FRANCHISOR, within a reasonable period of time within the same shopping center or within the same Standard


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Metropolitan Statistical Area in which the prior premises was located and agrees to lease or sublease and develop such substitute premises in compliance with then-applicable standards utilized in the granting of franchises for a GJC
STORE, then the FRANCHISEE shall have the right to renew the FRANCHISE for an single additional term equal to the term of the renewal or extension of the lease or sublease for the premises of the STORE (or the initial term of the lease or sublease for such the premises, if such initial term of the lease or sublease has not expired as of the effective date of the renewal of the franchise) on the terms, and under the conditions, set forth in this Agreement; provided, however, that in no event shall the FRANCHISOR be obligated to negotiate or obtain any renewal, extension or otherwise of any lease or sublease, or solicit or accept any proposal from the landlord (or other person/entity controlling the premises) for a renewal, extension or otherwise of any lease or sublease, even if on the same terms and conditions as have previously been applicable to the premises.

         Such renewal shall be with payment of a non-refundable (unless renewal is denied) renewal franchise fee equal to fifty percent (50%) of FRANCHISOR's then-current initial franchise fee for a first franchise. FRANCHISEE (and each owner and/or affiliate) must also execute a general release, in form prescribed by FRANCHISOR, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against FRANCHISOR and/or any or all of the Franchisor-Related Entities. If FRANCHISEE fails to execute such a release, the granting of the renewal franchise will be the equivalent of the granting of such release, since FRANCHISEE and FRANCHISOR agree that it would be inappropriate and improper for FRANCHISEE to continue in a franchise (or other) relationship, and for the FRANCHISEE to have the right to use the Name and Marks, if FRANCHISEE had any claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against FRANCHISOR (or other persons/entities covered by such a release) or otherwise failed to execute such a release, particularly in view of the fact that FRANCHISEE is not being charged a full initial franchise fee in connection with the RENEWAL. The phrase "term of the FRANCHISE" used herein shall mean the initial term and the renewal term if the FRANCHISE is renewed.

         D.       MANNER OF RENEWAL

         Renewal of the FRANCHISE shall be effected by the execution by the FRANCHISOR and the FRANCHISEE of the FRANCHISOR's then-current form of franchise agreement (which may provide for higher royalty and service fees and advertising contributions and other significant provisions of which may vary, but without any further term, successor franchise or right of renewal), general releases


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and all other agreements and legal instruments and documents then customarily used by the FRANCHISOR in the grant of franchises for the ownership and operation of a GJC STORE. The FRANCHISEE agrees to notify FRANCHISOR not more than nine (9) months nor less that six (6) months prior to expiration of the term in writing of FRANCHISEE's election to renew the FRANCHISE and pay the renewal fee at the same time. Thereafter, FRANCHISOR shall state the reasons for the FRANCHISOR's refusal to renew. Failure or refusal by the FRANCHISEE to execute such agreements, instruments and documents necessary to renew the FRANCHISE within sixty (60) days after delivery thereof to the FRANCHISEE shall be deemed an election by the FRANCHISEE not to renew the FRANCHISE.

         In connection with any renewal, FRANCHISEE must meet FRANCHISOR'S then-current qualification and training requirements. FRANCHISOR may require FRANCHISEE and/or any of its personnel to attend and successfully complete any retraining program(s), and at such times and location(s), as FRANCHISOR then specifies. There will be no charge for any retraining program(s), but FRANCHISEE will be responsible for all travel, meals, lodging and other expenses of its personnel.

         E.       RELEASES ON GRANTS OF ADDITIONAL, ETC. FRANCHISES

         If, at any time, FRANCHISEE or any affiliate is to receive one or more successor, additional, other and/or further franchise(s) from FRANCHISOR or any of the Franchisor-Related Entities, whether or not a renewal franchise, FRANCHISEE, each of its affiliates, each owner of the FRANCHISEE, the new franchisee and each owner thereof will at each such time execute a general release, in form prescribed by FRANCHISOR, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against FRANCHISOR and/or any or all of the Franchisor-Related Entities, except (where so required by applicable law) for any claims exclusively related to the offer and sale of the additional, other and/or further franchise(s).





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3.       LOCATION OF STORE

         The FRANCHISEE may operate the STORE only at the location and premises identified in Paragraph A of Section 2 or a substitute location and/or premises hereafter approved by the FRANCHISOR. The premises may be used only for the operation of a GJC STORE. If the FRANCHISEE's lease or sublease for the premises of the STORE terminates prior to expiration without fault of the FRANCHISEE, or if the premises is damaged, condemned or otherwise rendered unusable, the FRANCHISOR will grant permission for relocation of the STORE to a location and premises approved by the FRANCHISOR, within a reasonable period of time in the same shopping center or within the same Standard Metropolitan Statistical Area in which the prior premises were located. The FRANCHISEE must lease or sublease and develop such premises in compliance with then-applicable standards utilized in the granting of franchises for a GJC STORE and the term of the FRANCHISE will be extended to coincide with the initial term of the lease or sublease for the substitute premises. Any such relocation shall be at the FRANCHISEE's sole expense.

4.       DEVELOPMENT AND OPENING OF STORE

         A.       LEASE OR SUBLEASE OF PREMISES OF STORE

         The FRANCHISEE will contemporaneously with the execution of this Agreement or such later date specified by the FRANCHISOR, lease or sublease the premises of the STORE identified in Paragraph A of Section 2 in the form and manner prescribed by the FRANCHISOR and deliver a copy of such executed lease or sublease to the FRANCHISOR immediately after execution thereof. The FRANCHISOR has the right to review and approve any lease or sublease for the premises of the STORE. The FRANCHISEE agrees not to execute any lease or sublease which has not been approved in writing by the FRANCHISOR. The FRANCHISOR may require that the premises of the STORE be subleased directly from the FRANCHISOR or its affiliate according to the terms of the FRANCHISOR or its affiliate's standard form of sublease or, at the FRANCHISOR's option, that the lease obtained by the FRANCHISEE be collaterally assigned to the FRANCHISOR pursuant to the terms of its standard collateral assignment of lease form, to secure the performance by the FRANCHISEE of his obligations hereunder. If the FRANCHISEE leases the premises directly, the lease for the premises of the STORE shall contain substantially the following provisions:

1. "Anything contained in this lease to the contrary notwithstanding, Lessor agrees that without its consent, this lease and the right, title and interest of the Lessee hereunder, may be assigned by the Lessee to GLORIA JEAN'S GOURMET COFFEES CORP., an Illinois corporation, or its


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         designee; provided that said corporation shall execute such documents evidencing its agreement to thereafter keep and perform, or cause to be kept and performed, all of the obligations of the Lessee arising under this lease from and after the time of such assignment."

2. "Lessee hereby agrees that Lessor may, upon the written request of GLORIA JEAN'S GOURMET COFFEES CORP., disclose to said corporation all reports, information or data in Lessor's possession with respect to sales made in, upon or from the leased premises."

3. "Lessor shall give written notice to GLORIA JEAN'S GOURMET COFFEES CORP. concurrently with the giving of such notice to Lessee of any default by Lessee under the lease and the said corporation shall have, after the expiration of the period during which the Lessee may care such default, an additional fifteen (15) days to cure, at its sole option, any such default."




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         B.       DEVELOPMENT OF STORE

         The FRANCHISOR or its affiliates, as agents for and at the expense and on behalf of the FRANCHISEE, will develop and build-out the premises of the STORE. The FRANCHISEE shall be required to enter into the FRANCHISOR's or its affiliates' standard store development agreement. The store development agreement shall set forth the fee paid to the FRANCHISOR or its affiliates for its services (the "DEVELOPMENT FEE") and the parties other responsibilities.

         While FRANCHISOR may act as FRANCHISEE'S agent in connection with the development and build-out of the STORE, and may approve a location, and although this franchise may be granted for a specific existing location, the selection of the premises for the STORE is exclusively and entirely FRANCHISEE'S sole and ultimate responsibility and that neither FRANCHISOR, any of Franchisor-Related Entities nor any other person or company affiliated or associated with FRANCHISOR in any way will have any liability or responsibility with respect to any matters related in any way to the site location, identification, evaluation, selection, suitability or otherwise, all such responsibilities being solely FRANCHISEE'S.

         Site selection, development, approval or otherwise by FRANCHISOR of any STORE is in no way a recommendation, approval or endorsement of such location nor a representation or warranty as to its legal or business availability, suitability, appropriateness, success potential or otherwise and FRANCHISOR cannot guarantee success for any location. The FRANCHISEE is the only person and/or company with any liability or responsibility for those decisions and matters.

         FRANCHISEE agrees that without FRANCHISOR'S ability to limit its (and others') liability as set forth in this Agreement (and, in particular, this Section), FRANCHISOR would not be willing to award this Franchise to FRANCHISEE (and would consider developing the location as a company-owned unit only) or to be involved in any way in assisting FRANCHISEE in development of the Store.

         C.       FIXTURES, EQUIPMENT, STOREFRONT, SUPPLIES AND SIGNS

         The STORE's initial fixtures, equipment and storefront shall be part of the FRANCHISOR'S development of the STORE. Thereafter, the FRANCHISEE agrees to use in the operation of the STORE those fixtures, items of equipment, supplies and signs that the FRANCHISOR has approved for a GJC STORE as meeting its specifications and standards for appearance, function, design, quality and performance. The FRANCHISEE further agrees to place or display at the premises of the STORE (interior and exterior) only such signs, emblems, lettering, logos and display materials that are from time to time approved in writing by the FRANCHISOR. If the FRANCHISEE proposes to purchase, lease or otherwise use any fixture, equipment, supply or sign which is not then approved by the FRANCHISOR, the FRANCHISEE shall first notify the FRANCHISOR in writing and shall submit to the FRANCHISOR sufficient specifications, photographs, drawings and/or other information or samples for a determination by the FRANCHISOR of whether such fixture, equipment, supply or sign complies with its specifications and standards, which determination shall be made and communicated in writing to the FRANCHISEE within a reasonable time.

         D.       STORE OPENING

         Once FRANCHISOR has developed and built-out the STORE and turned over possession to the FRANCHISEE, FRANCHISEE agrees to use his best efforts to merchandise the STORE as soon as possible after obtaining possession of the STORE premises and to open the STORE for business and commence the conduct of its business by the period required by the FRANCHISEE's lease or sublease or, if sooner, within five (5) days after notice from the FRANCHISOR that it is in suitable condition therefor. The FRANCHISOR will supply its employee who will for a period of seven (7) days assist FRANCHISEE in the opening of FRANCHISEE'S STORE. In addition, FRANCHISOR may provide the employee for such additional days(s) as FRANCHISOR may so deem appropriate in assisting FRANCHISEE with the opening of the STORE. If the FRANCHISEE already owns a GJC STORE, all such assistance will be provided at the FRANCHISOR's sole discretion.

         E.       TERMINATION UPON FAILURE OF THE FRANCHISEE TO OPEN STORE

         If the FRANCHISEE fails to lease or sublease the STORE premises as required by Paragraph A of Section 4, or fails to proceed with the merchandising of the STORE as required by or fails to open the STORE by the date required in Paragraph D of this Section 4, the FRANCHISOR, at its sole option, shall have the right to terminate this Agreement effective upon giving written notice to the FRANCHISEE. In connection with such termination, the FRANCHISEE will execute documents acceptable to FRANCHISOR, providing for (1) continuation of FRANCHISEE'S indemnification, confidentiality and non-competition obligations and the dispute avoidance and resolution provisions of this Agreement, including those of Article 18, together with the provisions of Article 22, and (2) a general release, in form prescribed by FRANCHISOR, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against FRANCHISOR and/or any or all of the Franchisor-Related Entities.

         F.       GRAND OPENING PROGRAM

         The FRANCHISEE agrees to spend between One Thousand Dollars ($1,000.00) and Four Thousand Dollars ($4,000.00) to conduct grand opening advertising and promotions, such advertising and promotions (which must be approved in advance in writing by the FRANCHISOR) to occur within the four (4) month period following the opening of the STORE for business.

5.       TRAINING AND OPERATING ASSISTANCE

         A.       TRAINING

         Prior to the opening of the STORE, the FRANCHISOR shall furnish and the FRANCHISEE (or its controlling shareholder, general partner, managing member or similar person if the FRANCHISEE is a business entity), and the manager of the STORE, if any, (approved by the FRANCHISOR) shall attend and complete to the FRANCHISOR's satisfaction a training program on the operation of a GJC STORE, furnished at such time and place as the FRANCHISOR may designate. Such training will be given by the FRANCHISOR without charge; provided that the FRANCHISEE shall be solely responsible for the compensation of the trainee as well as such trainee's travel, lodging and personal expenses. Such training will consist of eighteen (18) days or such additional days as FRANCHISOR may elect of training. If the FRANCHISEE or the approved manager fails to complete training to the FRANCHISOR's satisfaction, the FRANCHISOR shall have the option for a period of thirty (30) days of terminating this Agreement effective upon written notice to the FRANCHISEE. In such event, FRANCHISOR has the option to refund the entire initial franchise fee to the FRANCHISEE; provided the FRANCHISEE and its owners have executed general releases in a form approved by the FRANCHISOR of any and all claims against the FRANCHISOR and its affiliates, officers, directors, employees, agents, successors and assigns, excepting only claims relating to the FRANCHISOR's obligations under this Paragraph, and at the FRANCHISOR's option, if the premises was not leased from the FRANCHISOR or its affiliates, the FRANCHISEE assigns the lease or sublets the premises to the FRANCHISOR or its affiliates. The FRANCHISOR, subsequent to the opening of the STORE, shall require of and shall provide to any new manager reasonable training and may require the FRANCHISEE and/or experienced managers to attend a refresher program; provided that the FRANCHISOR may elect to make a reasonable charge for any training provided after the opening of the STORE. If the FRANCHISEE already owns a GJC STORE, FRANCHISEE will be required to attend refresher or additional training as FRANCHISOR shall in its sole discretion determine, as a condition of FRANCHISEE obtaining the right to open any additional GJC STORE. Upon FRANCHISEE's successful completion of the training program, FRANCHISEE will be permitted to train its store managers.

         B.       HIRING AND TRAINING OF EMPLOYEES BY THE FRANCHISEE

         The FRANCHISEE shall hire all employees of the STORE, be exclusively responsible for the terms of their employment and compensation and implement a training program for employees of the STORE in compliance with the FRANCHISOR's standards. The FRANCHISEE agrees to maintain at all times a staff of trained employees sufficient to operate the STORE in compliance with the FRANCHISOR's standards. The FRANCHISEE agrees that all management personnel hired by FRANCHISEE may be required to sign an Employment Agreement containing non-competition and confidential information covenants substantially similar to those contained in Paragraph F of Section 16 and in Section 8 herein.

         C.       OPERATING ASSISTANCE

         The FRANCHISOR will advise the FRANCHISEE from time to time of operating problems of the STORE disclosed by reports submitted to or inspections made by the FRANCHISOR. Further, the FRANCHISOR will furnish to the FRANCHISEE such assistance in connection with the operation of the STORE as is from time to time deemed appropriate by the FRANCHISOR. Operating assistance may consist of advice and guidance with respect to:

         1. methods and operating procedures utilized by a GJC STORE or the STORE;

         2.       additional products and services authorized for a GJC STORE;

         3.       purchasing of PRODUCTS and supplies;

         4. formulating and implementing advertising, merchandising and promotional programs; and

         5. the establishment of administrative, bookkeeping, accounting, inventory control, sales training and general operating procedures for the proper operation of a GJC STORE

         The FRANCHISEE understands and agrees that all advice and guidance provided by the FRANCHISOR is only supportive of the operation of the STORE and that the overall success of the STORE is primarily dependent upon the FRANCHISEE's business abilities and efforts. The FRANCHISOR will not charge the FRANCHISEE for such operating assistance unless such operating assistance is made necessary by the FRANCHISEE's failure to comply with this Agreement or if the FRANCHISEE requests operating assistance in excess of what is normally provided by the FRANCHISOR. Any such charges will be reasonable and payable upon the FRANCHISEE's receipt of an invoice for the same. In addition, the FRANCHISOR reserves the right to impose reasonable fines and penalties if the FRANCHISEE repeatedly refuses or fails to comply with this Agreement and the FRANCHISOR's standards and specifications.

6.       OPERATING MANUAL

         The FRANCHISOR will loan to the FRANCHISEE during the term of the FRANCHISE one copy of an operating manual, which consists of one or more manuals (hereinafter referred to as the "OPERATING MANUAL"), for a GJC STORE containing mandatory and suggested specifications, standards and operating procedures prescribed from time to time by the FRANCHISOR for a GJC STORE and information relative to other obligations of the FRANCHISEE hereunder. The FRANCHISOR shall have the right to add to and otherwise modify the OPERATING MANUAL from time to time to reflect changes in the type or quantity of authorized PRODUCTS, standards of service or product quality, the operation of a GJC STORE or to meet competition. Any such addition or modification takes precedence over all prior communications and in the event of a dispute, the master OPERATING MANUAL maintained at the FRANCHISOR's office shall control. The provisions of the OPERATING MANUAL as modified from time to time by the FRANCHISOR and communicated to the FRANCHISEE constitute provisions of this Agreement and as such are binding upon the FRANCHISEE. The OPERATING MANUAL contains proprietary information of the FRANCHISOR and the FRANCHISEE agrees to keep the OPERATING MANUAL and information contained therein confidential at all times during and after the term of the FRANCHISE.

7.       STORE IMAGE AND OPERATING STANDARD

         A.       CONDITION AND APPEARANCE OF STORE

         The FRANCHISEE agrees to maintain the condition and appearance of the STORE consistent with the image of a GJC STORE as an attractive, clean, convenient and efficiently operated specialty shop offering high quality PRODUCTS and efficient and courteous service. The FRANCHISEE agrees to effect such maintenance of the STORE as is reasonably required from time to time to maintain such condition, appearance and efficient operation, including, without limitation, replacement of worn out or obsolete fixtures, equipment and signs, repair of the interior and exterior of the STORE and periodic cleaning and decorating or as is required by the FRANCHISEE's lease or sublease. FRANCHISEE shall also replace and/or add additional fixtures and equipment which FRANCHISOR at a later day may require to be installed in all the GJC STORES. If at any time in the FRANCHISOR's reasonable judgment the general state of repair, appearance or cleanliness of the premises of the STORE or its fixtures, equipment or signs does not meet the FRANCHISOR's standards therefor, the FRANCHISOR shall so notify the FRANCHISEE, specifying the action to be taken by the FRANCHISEE to correct such deficiency. If the FRANCHISEE fails or refuses to initiate within fifteen (15) days after receipt of such notice or such lesser period required by the lease or sublease, and thereafter continue a bona fide program to undertake and complete any such required maintenance, the FRANCHISOR shall have the right (in addition to its rights under Section 15), but shall not be obligated, to enter upon the premises of the STORE and effect such repairs, painting and replacement of fixtures, equipment or signs on behalf of the FRANCHISEE and the FRANCHISEE shall pay the entire costs therefor to the FRANCHISOR on demand.

         B.       ALTERATIONS TO THE STORE

         The FRANCHISEE shall make no material alterations to the leasehold improvements or appearance of the STORE nor shall the FRANCHISEE make any material replacements of or alterations to the fixtures, equipment or signs of the STORE without prior written approval by the FRANCHISOR and any approval that may be necessary under the lease or sublease for the premises.

         C.       AUTHORIZED PRODUCTS

         The presentation of a uniform image to the public and the offering of uniform product lines is an essential element of a successful franchise system. The FRANCHISEE therefore agrees that the STORE will offer brands and types of PRODUCTS and services from time to time specified by the FRANCHISOR. The FRANCHISEE further agrees that the STORE will not, without prior written approval by the FRANCHISOR, offer any other products or services nor shall the STORE or the premises which it occupies be used for any purpose other than the operation of a GJC STORE in compliance with this Agreement and the FRANCHISEE's lease or sublease for the premises.

         FRANCHISEE is prohibited from developing, creating, generating, owning, licensing, leasing or otherwise utilizing any computer media and/or electronic media (including but not limited to the Internet, world wide web, bulletin boards, news group and Telnet) which may be used, or in any manner uses, displays or utilizes the Gloria Jean's trademarks, tradenames, or other commercial symbols or offers to sell or sells any of the products and/or services which are or may at a later date be offered for sale in GJC STORES and/or Espresso Bar/Kiosks. If the FRANCHISEE desires to utilize any computerized or electronic media in conjunction with the operation of the STORE and/or BAR/KIOSK, FRANCHISEE must obtain FRANCHISOR's prior written approval of such usage, and FRANCHISOR my in its sole discretion approve or not approve such usage. If FRANCHISOR grants its approval,

FRANCHISOR or its affiliates will be the owners of and/or control the approved computerized or electronic media.

         D.       APPROVED BRANDS AND/OR SUPPLIES

         The reputation and goodwill of GJC STORES is based upon, and can be maintained only by, the sale of high-quality products. The FRANCHISEE therefore agrees that the STORE will only offer for sale authorized PRODUCTS as specified by the FRANCHISOR and other products approved for the STORE from time to time as being acceptable and from approved suppliers. The term PRODUCTS as used in this Agreement, include all products hereafter approved and/or developed by the FRANCHISOR. The FRANCHISOR may from time to time modify the list of approved brands and/or suppliers and the FRANCHISEE shall not, after receipt in writing of such modification, reorder any brand or from any supplier which has been determined to be no longer of acceptable quality. Subject to Section 7.E. below, if the FRANCHISEE proposes to sell any product of a brand which has not been approved as being acceptable or from a supplier which has not been approved, he shall first notify the FRANCHISOR in writing and submit sufficient photographs, drawings, specifications, samples and/or other information concerning the product and/or the supplier and the FRANCHISOR shall, within a reasonable time, notify the FRANCHISEE in writing whether or not such proposed brand and/or such proposed supplier is acceptable. The FRANCHISOR may approve a supplier for any PRODUCTS and may approve a supplier only as to certain PRODUCTS. The FRANCHISOR may concentrate purchases with one or more suppliers to obtain lower prices and/or the best advertising support and/or services for a group of GJC STORES owned or franchised by the FRANCHISOR or its affiliates. Approval of a supplier may be conditioned on requirements related to the frequency of delivery, standards of service, including prompt attention to customer complaints, consistency and reliability and may be temporary pending a further evaluation of such supplier by the FRANCHISOR. The FRANCHISOR will require any supplier applying for approval to allow the FRANCHISOR or its affiliates to inspect the proposed supplier's facilities to assist the FRANCHISOR in determining if the proposed supplier meets the FRANCHISOR's criteria. The FRANCHISEE shall at all times maintain an adequate and representative inventory of PRODUCTS, sufficient in quality, quantity and variety, to satisfy customer demand and realize the full potential of the STORE, as prescribed from time to time by the FRANCHISOR. The inventory of the STORE shall contain a representative number of each GJC STORE brand or other private brands of the FRANCHISOR which shall be given representative display area. The FRANCHISOR shall not have any liability to the FRANCHISEE if the FRANCHISOR is at any time unable for any reason to offer any GJC STORE brand or other brand of PRODUCTS for purchase by the FRANCHISEE or at competitive prices. Such PRODUCTS may be offered by an affiliate of the

FRANCHISOR.

         E.       SUPPLIERS OF GOURMET COFFEE

         In recognition that the quality and uniformity of the gourmet coffee and tea carried by GJC STORES is of paramount importance to the reputation and goodwill of GJC STORES, the FRANCHISEE must purchase all gourmet coffee offered at the STORE from GJGC Corp. In the event GJGC Corp. ceases supplying the FRANCHISEE with gourmet coffee, the FRANCHISOR will designate a supplier or suppliers of gourmet coffee. In such event, the FRANCHISEE may propose a supplier to the FRANCHISOR in accordance with the procedure for obtaining approval of suppliers with respect to other PRODUCTS offered by the FRANCHISEE, set forth in Section 7.D. above. In addition to the criteria listed in Section 7.D. a proposed supplier must also meet the FRANCHISOR'S criteria as to the size of the coffee bean, the method of preparation of the bean, the region of origin of the bean, the quality of flavoring used in bean preparation the consistency of bean color and moisture content after roasting, the type of packaging and the type of roaster used. The FRANCHISOR will require any supplier applying for approval to allow the FRANCHISOR or its affiliates to inspect the proposed supplier's roasting facilities and green bean purchase contracts to assist the FRANCHISOR in determining if the proposed supplier meets the FRANCHISOR's criteria.

         F.       USE OF SUPPLIES IMPRINTED WITH NAMES AND MARKS

         The FRANCHISEE shall in the operation of the STORE use displays, boxes, bags, paper, forms, packaging materials, labels and other paper and plastic products and supplies imprinted with the Names and Marks as prescribed from time to time by the FRANCHISOR.

         G.       STANDARDS OF SERVICE

         The STORE shall at all times give prompt, courteous and efficient service to its customers. The FRANCHISEE and the STORE shall in all dealings with customers, suppliers and the public adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct.

         H.       DETERIORATED PRODUCTS AND COMPLAINTS

         The FRANCHISEE shall not advertise, offer for sale or sell any damaged, molded or deteriorated PRODUCTS or PRODUCTS which are "out of date" as provided in the OPERATING MANUAL or as specified on the PRODUCT itself. All damaged, molded, deteriorated or "out of date" PRODUCTS shall be withdrawn from sale and removed from the STORE. All reasonable complaints by customers shall be honored pursuant to the policy set- forth in the OPERATING MANUAL.

         I.       SPECIFICATIONS, STANDARDS AND PROCEDURES

         The FRANCHISEE agrees to comply with all mandatory specifications, standards and operating procedures (whether contained in the OPERATING MANUAL or any other document or notice) relating to the operation of a GJC STORE and the STORE, including, without limitation, those relating to:

         1)       type, quality and shelf life of PRODUCTS offered;

         2)       PRODUCT dating programs, including removal of "out of date"
                  PRODUCT;

         3)       merchandising techniques;

         4) the safety, maintenance, cleanliness, function and appearance of the STORE premises and its fixtures, equipment and signs;

         5) uniforms and aprons to be worn by and general appearance of STORE employees;

         6)       use of Names and Marks;

         7)       hours during which the STORE will be open for business;

         8)       use and retention of standard forms;

         9) use and illumination of signs, posters, displays, standard formats and similar items; and

         10)      identification of the FRANCHISEE as the owner of the STORE.

         All such specifications, standards and operating procedures will be reasonable and consistent with the obligations of the FRANCHISEE under the lease or sublease for the premises of the STORE and applicable laws and ordinances. Mandatory specifications, standards and operating procedures prescribed from time to time by the FRANCHISOR in the OPERATING MANUAL or otherwise communicated to the FRANCHISEE in writing, shall constitute provisions of this Agreement as if fully set-forth herein. All references herein to this Agreement shall include all such mandatory specifications, standards and operating procedures.

         FRANCHISEE is required to participate in any and all programs which FRANCHISOR elects to utilize as operational tools in the operation of FRANCHISEE'S STORE and/or Espresso Bar/Kiosk. These operational tools may include but are not limited to programs involving customer satisfaction, quality control, operational standards, product standards and the like (the "Programs"). The Programs may be created or developed by FRANCHISOR, its affiliates or by third parties and the duration and frequency of the Programs will vary and will be determined solely by FRANCHISOR. The FRANCHISEE will be required to pay for the Programs and the costs will vary according to the program and frequency of the program.

         J.       COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES

         The FRANCHISEE shall secure and maintain in force all required licenses, permits and certificates relating to the operation of the STORE and shall operate the STORE in full compliance with all applicable laws, ordinances and regulations, including, without limitation, all government regulations relating to handling of food products, occupational hazards and health, worker's compensation insurance, unemployment insurance and withholding and payment of federal, state and local income taxes, social security taxes and sales taxes. All advertising and promotion by the FRANCHISEE shall be completely factual and shall conform to the highest standards of ethical advertising. The FRANCHISEE agrees to refrain from any business or advertising practice which may be injurious to the business of the FRANCHISOR and the goodwill associated with the Names and Marks and other GJC STORES.

         K.       MANAGEMENT OF THE STORE

         The STORE shall be managed by the FRANCHISEE or if approved by FRANCHISOR by a full-time manager who has completed, to the satisfaction of the FRANCHISOR, the training program. The employment of any full-time manager is subject to FRANCHISOR's prior approval. Notwithstanding the employment of a full-time manager the FRANCHISEE (or its controlling shareholder if the FRANCHISEE is a corporation) must attend and complete training to the FRANCHISOR's satisfaction, unless waived by the FRANCHISOR, in its sole discretion, at the FRANCHISEE's request. If FRANCHISEE has completed the Franchise Training FRANCHISEE shall be qualified to train its managers. If and in the event the FRANCHISOR, in its sole discretion, determines that said full-time manager is not properly performing his duties, the FRANCHISOR shall advise the FRANCHISEE and the FRANCHISEE shall take such corrective measures as are necessary to immediately rectify the situation. The FRANCHISEE shall keep the FRANCHISOR informed at all times of the identity of any employee(s) acting as manager(s) of the STORE.

         In the event the FRANCHISEE acquires additional GJC STORES, the FRANCHISEE shall be permitted to act as the manager of all such GJC STORES and shall be further permitted to hire and train assistant managers who shall work for and under the direction of the FRANCHISEE. In such event, FRANCHISEE shall attend additional or refresher training as FRANCHISOR in its sole discretion shall determine as provided in Paragraph A of Section 5 of this Agreement, and thereafter FRANCHISEE shall be permitted to train its managers.

         L.       CONFLICTING AND COMPETING INTERESTS

         The FRANCHISEE agrees that the FRANCHISEE will at all times faithfully, honestly and diligently perform his obligations hereunder, that he will continuously exert his best efforts to promote and enhance the business of the STORE and that he will not engage in any business or other activity that will conflict with his obligations hereunder. The FRANCHISEE shall not divert elsewhere any trade, commerce or business which ordinarily would be transacted by the FRANCHISEE in or from the STORE and to this end, the FRANCHISEE shall not at any time sell or rent to anyone any list of customers or permit the use of such list by anyone for any purpose other than the mailing of advertising material for the STORE. The FRANCHISEE further agrees that neither the FRANCHISEE nor any of its owners (through a member of the immediate family of the FRANCHISEE or an owner of the FRANCHISEE or otherwise) will, during the term of the FRANCHISE, have any interest as an owner (except of publicly-traded securities or interests in other GJC STORES pursuant to other franchise agreements heretofore or hereafter entered into), partner, director, officer, employee, consultant, representative, agent, or in any other capacity, in any other retail store principally offering products substantially similar to the PRODUCTS then being offered by the majority of the GJC STORES, nor will they have any interest, as aforesaid, in any entity which franchises or otherwise grants to others the right to sell products similar to the PRODUCTS then being offered by the majority of the GJC STORES.

         M.       INSURANCE

         The FRANCHISEE shall at all times during the term of the FRANCHISE maintain in force at the FRANCHISEE's sole expense comprehensive public and product liability insurance (and motor vehicle liability insurance, if a motor vehicle is employed in the operation of the STORE), against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of the STORE or otherwise in conjunction with the conduct of business by the FRANCHISEE pursuant to the FRANCHISE. Such insurance coverage shall be maintained under one or more policies of insurance containing minimum liability protection of Two Million Dollars

($2,000,000.00) for bodily and personal injury and death and One Hundred Thousand Dollars ($100,000.00) for property damage, or such greater amounts and such additional coverages and insureds as may be required by the lease or sublease for the premises of the STORE, and issued by an insurance carrier rated A or better by Alfred M. Best & Company, Inc. All such liability insurance policies shall name the FRANCHISOR and GJGC Corp. as additional insureds and shall provide that the FRANCHISOR will receive thirty (30) days' prior written notice of termination, expiration or cancellation of any such policy. The FRANCHISOR may reasonably increase the minimum liability protection requirement annually and require different or additional kinds of insurance to reflect inflation, changes in standards of liability, higher damage awards in public, product or motor vehicle liability litigation or other relevant changes in circumstances. The FRANCHISEE shall submit to the FRANCHISOR a copy of the certificate or other evidence of the issuance, renewal or extension of each such insurance policy prior to obtaining possession of the STORE and annually thereafter. If the FRANCHISEE at any time fails or refuses to maintain in effect any insurance coverage required by the FRANCHISOR, or to furnish satisfactory evidence thereof, the FRANCHISOR, at its option and in addition to its other rights and remedies hereunder, may, but need not, obtain such insurance coverage, on behalf of the FRANCHISEE, and the FRANCHISEE shall promptly execute any applications or other forms or instruments required to obtain any such insurance and pay to the FRANCHISOR, on demand, any costs and premiums incurred by the FRANCHISOR.

8.       PROPRIETARY AND CONFIDENTIAL INFORMATION OF THE FRANCHISOR

         The FRANCHISEE acknowledges that his knowledge of the operation of a GJC STORE will be derived from information disclosed to the FRANCHISEE by the FRANCHISOR pursuant to the FRANCHISE and that such information, including, without limitation, the contents of the OPERATING MANUAL, is proprietary and confidential. The FRANCHISEE agrees that he will maintain the absolute confidentiality of all such information during and after the term of the FRANCHISE and that he will not use any such information in any other business or in any manner not specifically authorized or approved in writing by the FRANCHISOR.

9.       ADVERTISING AND PROMOTION

         A.       BY THE FRANCHISOR

         The FRANCHISOR will develop, prepare and offer to the FRANCHISEE (with or without charge) such posters, ad formats, direct mail, point of sale and other advertising materials for the STORE as the FRANCHISOR deems appropriate in its sole and absolute discretion, and will implement a marketing program as described below. FRANCHISEE shall be required to participate in all advertising and/or promotional campaigns which FRANCHISOR may establish.

         B.       MARKETING FUND

         The FRANCHISOR'S experience and business judgment is that a unified marketing program, on both a local and broader level, is an essential factor in the potential success of all GJC STORES, to achieve top-of-mind awareness in potential customers, to build and retain goodwill associated with the Name and Marks thereby hopefully benefiting all GLORIA JEAN'S operators, to create improved brand loyalty among new and future customers and to achieve a favorable retail position for all GJC STORES. To maximize the possibility of obtaining these goals, FRANCHISOR and FRANCHISEE have agreed to a marketing program as follows:

         The FRANCHISOR has instituted an advertising, publicity and marketing fund (the "Marketing Fund") for such advertising, advertising-related, marketing and/or public relations programs, services and/or materials as FRANCHISOR, in its sole and absolute discretion, may deem necessary or appropriate to promote GJC STORES. The Marketing Fund may be combined with any marketing fund otherwise established for GJC STORES and the funds merged for use in accordance with this Agreement. FRANCHISEE will contribute to the Marketing Fund two percent (2%) of the gross sales of the STORE (as defined in Paragraph B of Section 13), payable as provided in Paragraph C of Section 13. The FRANCHISOR reserves the right to increase the amount the FRANCHISEE is required to contribute to an amount not to exceed three percent (3%) of the gross sales of the STORE. The Franchisor will cause all GJC STORES owned by it to make contributions to the Marketing Fund based on the contribution rate generally in effect at the time such GJC STORES most recently came under the FRANCHISOR'S ownership. FRANCHISEE understands that, due to differing forms of Franchise Agreements or otherwise, some GLORIA JEAN'S Franchisees may have different Marketing Fund and/or other obligations than in this Agreement.

         The FRANCHISOR will have sole and absolute discretion over all matters relating to the Marketing Fund in any way, including (but not limited to) its management, all financial matters, expenditures, receipts and/or investments by the Marketing Fund, timing of expenditures, creative concepts, content, materials and endorsements for any marketing programs, together with the geographic, market, and media placement and allocation thereof. The Marketing Fund may be used, in FRANCHISOR'S sole and absolute discretion, to (among other things) pay costs of preparing, producing, distributing and using marketing, advertising and other materials and programs; administering national, regional and other marketing programs, purchasing media, employing advertising, public relations and other agencies and firms; and supporting public relations, market research and other advertising and marketing activities, as well as any expenses associated with any Franchisee Advisory Council(s), if those Councils, and such expenses, are approved by FRANCHISOR in its sole and absolute discretion. A brief statement regarding the availability of information regarding the purchase of GLORIA JEAN'S franchises may be included in advertising and other items produced and/or distributed using the Marketing Fund.

         FRANCHISOR can, in its sole and absolute discretion, arrange for services, goods and otherwise, including (but not limited to) creative concepts, production, placement, purchase of media, legal, accounting and other services, to be provided to the Marketing Fund by itself, any of the Franchisor-Related Entities and FRANCHISOR'S and/or their employees or agents, including persons/entities who may be owned, operated, controlled by, and/or affiliated with, FRANCHISOR (such as an "in-house advertising agency") or who may be independent. FRANCHISOR may use the Marketing Fund to compensate and reimburse any of such persons/entities (including itself) as FRANCHISOR deems appropriate in its sole and absolute discretion (including payment of commissions) and to compensate itself and/or others for administrative and other services, materials, etc. rendered to the Marketing Fund, provided that any compensation to FRANCHISOR or any affiliate will not be unreasonable in amount. While FRANCHISOR is not required to submit any proposed or other expenditures by (or any other matters relating to) the Marketing Fund for approval by any Franchisee Advisory Council, if FRANCHISOR does submit any matters for approval and approval is granted by a majority of such Franchisee Advisory Council, such approval will be final and binding on FRANCHISEE.

         FRANCHISEE will participate in all advertising and public relations programs instituted by the Marketing Fund but will retain full freedom to set FRANCHISEE'S own prices, except that FRANCHISOR may, to the greatest degree permitted by applicable law, specify maximum prices above which FRANCHISEE will not sell or otherwise provide any goods or services and FRANCHISEE will comply with all such maximum prices. The Marketing Fund will, as available, furnish FRANCHISEE with marketing, advertising and promotional formats and sample materials and may charge the direct cost of producing them plus shipping and handling. FRANCHISOR may, in its sole and absolute discretion, use the Marketing Fund to pay the costs of advertising, advertising-related, marketing and/or public relations programs, services and/or materials with respect to locations, programs or concepts where products and/or services offered under the Name and/or Marks are to be offered in conjunction with products and/or services offered under other marks, including (but not limited to) any co-branding, dual franchising or other programs, and any other franchised or non-franchised alternative channel of distribution, whether controlled by FRANCHISOR or not.

         The Marketing Fund will be accounted for separately from FRANCHISOR'S other funds (but may be commingled with FRANCHISOR'S other funds) and will not be used to defray any of FRANCHISOR'S general operating expenses, except for such salaries, administrative costs, overhead and other expenses as FRANCHISOR may reasonably incur in activities related to the Marketing Fund and its programs (including, without limitation, conducting market research, preparing advertising and marketing materials, insurance, legal costs and collecting and accounting for the Marketing Fund.) In any event, FRANCHISOR may charge the Marketing Fund for attorney's fees and other costs related in any way to FRANCHISOR'S defense of any claims against FRANCHISOR and/or the Franchisor-Related Entities regarding FRANCHISOR'S management of the Marketing Fund or otherwise or with respect to collecting amounts due and/or expenditures by or from the Marketing Fund. FRANCHISOR may, in FRANCHISOR'S sole and absolute discretion, spend in any fiscal year an amount greater or less than the aggregate contributions to the Marketing Fund in that year and the Marketing Fund may borrow from FRANCHISOR or other lenders to cover deficits of the Marketing Fund or cause the Marketing Fund to invest any surplus for future use by the Marketing Fund. FRANCHISEE authorizes FRANCHISOR to collect for remission to the Marketing Fund any advertising or promotional monies or credits offered by any supplier based upon purchases by FRANCHISEE or otherwise. In any event, and notwithstanding any designation by FRANCHISEE, any provisions of this Agreement to the contrary or otherwise, FRANCHISEE'S Marketing Fund contributions may be applied, in FRANCHISOR'S sole and absolute discretion, to any obligations of FRANCHISEE to FRANCHISOR or any affiliate, including (but not limited to) royalties, marketing contributions, purchases, interest or otherwise. All interest earned on monies contributed to the Marketing Fund will be contributed to the Marketing Fund. A statement of monies collected and costs incurred by the Marketing Fund will be prepared annually by FRANCHISOR and be furnished to FRANCHISEE upon written request. FRANCHISOR may (but is not required to) have financial statements of the Marketing Fund audited and any costs in connection therewith will be paid by the Marketing Fund. FRANCHISOR will have the right to cause the Marketing Fund to be incorporated or operated through an entity separate from FRANCHISOR as FRANCHISOR deems appropriate in its sole and absolute discretion, and such successor entity will have all rights and duties of FRANCHISOR relating to the Marketing Fund.

         FRANCHISOR may (but is not required to) remit a portion of Marketing Fund contributions back to a franchisee on such terms and conditions as FRANCHISOR determines in FRANCHISOR'S sole and absolute discretion, including (but not limited to) reimbursement of local advertising expenditures made by a Franchisee and FRANCHISOR may waive and/or compromise claims for contributions to, and/or claims against or with respect to, the Marketing Fund in FRANCHISOR'S sole and absolute discretion, using the Marketing Fund to pay any such claims. The FRANCHISOR will have sole and absolute discretion as to whether or not FRANCHISOR takes legal or other action against any franchisee who is in default of his or her obligations with respect to the Marketing Fund (including obligations to make contributions) or otherwise and whether a franchisee may be allowed to make direct advertising expenditures in place of contributions to the Marketing Fund.

         FRANCHISEE acknowledges and agrees that the Marketing Fund is generally intended to maximize general recognition of the Name and/or Marks and patronage of GJC STORES. Although FRANCHISOR will generally endeavor to utilize the Marketing Fund to develop advertising and marketing materials and programs, and to place advertising, that will benefit all GJC STORES, FRANCHISOR will have no obligation to ensure that expenditures by the Marketing Fund in or affecting any geographic area or STORE are or will be proportionate or equivalent to the contributions to the Marketing Fund by GJC STORES operating in that geographic area or that any GJC STORE will benefit directly or in proportion to its contribution to the Marketing Fund or from the development of advertising and marketing materials and/or programs, the placement of advertising or otherwise. FRANCHISOR will have no obligation to cause other GJC STORES, licensees or outlets (some of which may be under different arrangements) to contribute to the Marketing Fund, any cooperative or engage in local marketing. FRANCHISEE agrees that FRANCHISOR (and each of the Franchisor-Related Entities) will not have any direct or indirect liability or obligation to FRANCHISEE, the Marketing Fund or otherwise with respect to the management, maintenance, direction, administration or otherwise of the Marketing Fund. FRANCHISEE agrees that neither FRANCHISOR (not any of the Franchisor-Related Entities) will be liable for any act or omission, whether with respect to the Marketing Fund or otherwise which is consistent with this Agreement or other information provided to FRANCHISEE, or which is done in subjective good faith. FRANCHISEE and FRANCHISOR, each having a mutual interest in, and agreeing on the critical practical business importance of, FRANCHISEE'S and FRANCHISOR'S relationship being governed solely by written instruments signed by the parties to be bound (and not having either FRANCHISEE or FRANCHISOR subject to the uncertainty and ambiguity inherent in the application of legal or other concepts not expressly agreed to in writing by FRANCHISEE and FRANCHISOR), agree that FRANCHISEE'S and FRANCHISOR'S rights and obligations with respect to the Marketing Fund and all related matters are governed solely by the express terms of this Agreement and that this Agreement (and the parties' relationship and all rights and obligations with respect to the Marketing Fund) are not in the nature of a

"trust," "fiduciary relationship" or similar special arrangement and is only an ordinary commercial relationship between independent businesspersons for their independent economic benefit. FRANCHISOR may maintain Marketing Fund assets in one or more accounts designated as "trust accounts" (or similarly designated), for purposes of protecting such assets from claims of third-party creditors or otherwise, but such designation and/or treatment will not operate to create any "trust," "fiduciary relationship" or similar special arrangement as to the Marketing Fund, its assets or otherwise.

         C.       BY THE FRANCHISEE.

                  1. The FRANCHISEE shall submit for prior approval by the FRANCHISOR, any and all advertising and promotional materials including any computerized media or electronic media (including but not limited to the World Wide Web, the Internet, Telnet, news groups, bulletin boards, FTP, E-Mail and the like) prepared by the FRANCHISEE for the STORE and the FRANCHISEE shall not use any disapproved or unapproved advertising or promotional materials. The FRANCHISEE shall comply with any advertising requirements contained in his lease or sublease for the premises of the STORE. All advertising and promotional materials including any computerized media or electronic media (including but not limited to the World Wide Web, the Internet, Telnet, news groups, bulletin boards, FTP, e-mail and the like) used by the FRANCHISEE must be completely factual, comply with all applicable laws and conform to the highest standards of ethical advertising and policies prescribed from time to time by FRANCHISOR.

                  2. The FRANCHISEE shall list and advertise the STORE in the principal classified telephone directory distributed within its primary trading area, in such business classifications as the FRANCHISOR prescribes from time to time, utilizing the FRANCHISOR's standard classified telephone directory advertisement at the FRANCHISEE's sole expense. When more than one GJC STORE serves a metropolitan area, the FRANCHISOR may require all such GJC STORES to be listed in the classified directory advertisement and the FRANCHISEE shall pay an equal share of the cost thereof.

10.      STORE RECORDS AND REPORTING.

         A.       BOOKKEEPING, ACCOUNTING AND RECORDS.

         The FRANCHISEE shall establish a bookkeeping, accounting and recordkeeping system conforming to the requirements prescribed by the FRANCHISOR, including, without limitation, the use and retention of cash register tapes, invoices, payroll records, check stubs, bank deposit receipts, sales tax records and returns, and such journals and ledgers which properly summarize the transactions of the STORE. The FRANCHISEE shall only utilize in the STORE the cash register and computer system approved by the FRANCHISOR.

         The FRANCHISEE must buy and use the cash register and computer systems the FRANCHISOR prescribes from time to time in the operation of the STORE. The FRANCHISOR may develop different cash register and computer systems in the future and specifications for certain components of the cash register and computer system and may modify such specifications and the components from time to time. As part of such cash register and computer systems, the FRANCHISOR may require the FRANCHISEE to obtain specified computer hardware and/or software, including, without limitation, a license to use proprietary software developed by the FRANCHISOR or others and the FRANCHISEE agrees to do so. Modification of such specifications for the components of the cash register and computer systems may require the FRANCHISEE to incur costs to purchase, lease and/or license new or modified computer hardware and/or software and to obtain service and support for the cash register and computer systems during the term of this Agreement. The FRANCHISEE acknowledges that the FRANCHISOR cannot estimate the future costs of the cash register and computer systems (or additions, modifications, maintenance or support) and that the FRANCHISEE's cost of obtaining the cash register and computer systems (and additions, modifications, maintenance or support) may not be fully amortizable over the remaining term of this Agreement. The FRANCHISEE agrees to incur such costs in connection with obtaining the computer hardware and software comprising the cash register and computer systems (and additions, modifications, maintenance or support), provided that the cash register and computer systems that the FRANCHISOR specifies for use is the same cash register and computer systems that it then currently uses in a majority of the GJC STORES that it owns and operates. Within sixty (60) days after the FRANCHISEE receives notice from the FRANCHISOR, the FRANCHISEE agrees to obtain the components of the cash register and computer systems that the FRANCHISOR designates and requires. The FRANCHISEE further acknowledges and agrees that the FRANCHISOR has the right to charge a reasonable systems fee for the license, modification, maintenance or support of proprietary software that it may license to the FRANCHISEE and other services that the FRANCHISOR or its affiliates furnish to the FRANCHISEE related to the cash register and computer systems.

         B.       REPORTS, FINANCIAL STATEMENTS AND TAX RETURNS.

         The FRANCHISEE shall furnish to the FRANCHISOR in the form from time to time prescribed by the FRANCHISOR:

                  1) on or before the tenth (10th) day following the end of each four (4) week period determined by FRANCHISOR, via the

United States Mail, first class postage affixed, a statement of the gross sales (as defined in Paragraph B of Section 13) of the STORE for the immediately preceding four (4) week period, prepared, verified and signed by the FRANCHISEE or other approved employee, together with copies of such other information and supporting records as the FRANCHISOR from time to time requires;

                  2) within thirty (30) days after the end of each sixteen (16) or seventeen (17) week period as determined by the FRANCHISOR, a period profit and loss statement and a balance sheet for the STORE, prepared, verified and signed by the FRANCHISEE; provided, that the FRANCHISEE will prepare profit and loss statements on a sixteen (16) or seventeen (17) week period and if requested, submit them to the FRANCHISOR;

                  3) within forty-five (45) days after the end of each fiscal year of the STORE, an unaudited annual statement of profit and loss of the STORE for the fiscal year and a balance sheet for the STORE as of the end of the fiscal year, verified and signed by the FRANCHISEE; and

                  4) within thirty (30) days after such returns are filed, upon request of the FRANCHISOR, exact copies of the STORE's state sales tax returns.

         The verifications required by this subsection shall be made by the FRANCHISEE personally if a sole proprietorship, by a partner if a partnership, or by an executive officer if a corporation.

         As directed by FRANCHISOR, FRANCHISEE will participate in FRANCHISOR'S electronic reporting system covering sales and other items, with direct interconnection to (and access by) FRANCHISOR'S computer hardware and software systems. FRANCHISEE will continuously use, maintain and update electronic cash register, computer and other systems (including point-of-sale systems) and software programs which meet FRANCHISOR'S specifications as they evolve over time and which, in some cases, may only be available through FRANCHISOR, FRANCHISOR'S affiliates and/or suppliers approved by FRANCHISOR. FRANCHISEE will maintain its systems on-line to provide full access for computer systems used by FRANCHISOR and FRANCHISEE will promptly update and otherwise change FRANCHISEE'S electronic cash register, computer hardware and software systems as FRANCHISOR requires from time-to-time, at FRANCHISEE'S sole expense. The FRANCHISOR reserves the right to have full access to such electronic cash register and computer systems and the sales information and data contained therein and to retrieve, analyze, download and use the software and all data contained therein at any time. FRANCHISEE will promptly and fully pay all amounts charged by any supplier or licensor of the systems and programs used by FRANCHISEE, including charges for use, maintenance, support and/or update of these systems or programs.

11.      NAMES AND MARKS

         A.       OWNERSHIP OF NAMES AND MARKS

         The FRANCHISOR is the licensee of GJGC Corp. of the Names and Marks licensed to the FRANCHISEE by this Agreement and the FRANCHISEE's right to use the Names and Marks is derived solely from this Agreement and is limited to the operation of the STORE in compliance with this Agreement at the location and premises identified in Paragraph A of Section 2 (or a substitute premises hereafter approved by the FRANCHISOR as provided in Section 3), and by all applicable standards, specifications and operating procedures prescribed by the FRANCHISOR from time to time during the term of this FRANCHISE. The FRANCHISEE agrees that all usage of the Names and Marks including usage on computerized media or electronic mail (including but not limited to the World Wide Web, the Internet, Telnet, newsgroups, bulletin boards, FTP, e-mail and the like) by the FRANCHISEE and any goodwill established thereby shall inure to the exclusive benefit of the FRANCHISOR and GJGC Corp. The FRANCHISEE further agrees that after the termination or expiration of the FRANCHISE he will not directly or indirectly at any time or in any manner identify the FRANCHISEE, any owner or other business as a GJC STORE, a former GJC STORE or as a franchisee of or otherwise associated with the FRANCHISOR, or use in any manner or for any purpose any of the Names and Marks or other indicia of a GJC STORE.

         B.       LIMITATIONS ON THE FRANCHISEE'S USE OF NAMES AND MARKS

         The FRANCHISEE agrees to use the Names and Marks as the sole service mark and trade name identification of the STORE. The FRANCHISEE shall display a notice in such form as the FRANCHISOR may prescribe that the FRANCHISEE is an independent owner of the STORE pursuant to this Agreement. The FRANCHISEE shall not use any of the Names and Marks as part of any corporate name or with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos licensed to the FRANCHISEE hereunder), or in any modified form, nor may the FRANCHISEE use any Names and Marks in connection with the sale of any unauthorized product or service or in any other manner including via computerized media and electronic media not explicitly authorized in writing by the FRANCHISOR. All bank accounts, licenses, permits or other similar documents shall contain the actual name of the person or entity owning the STORE and may contain "d/b/a GLORIA JEAN'S COFFEES." The FRANCHISEE shall obtain any fictitious name, assumed name or "doing business" registration as may be required by law.

         C.       NOTIFICATION OF INFRINGEMENTS AND CLAIMS

         The FRANCHISEE shall immediately notify the FRANCHISOR of any apparent infringement of or challenge to the FRANCHISEE's use of any of the Names and Marks or claim by any person of any rights in any of the Names and Marks and the FRANCHISEE shall not communicate with any person other than the FRANCHISOR and GJGC Corp. and their counsel in connection with any such infringement, challenge or claim. The FRANCHISOR and the Franchisor-Related Entities shall have sole discretion to take such action as they deem appropriate and the right to exclusively control any litigation or Patent and Trademark Office or other administrative proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Names and Marks. The FRANCHISEE agrees to execute any and all instruments and documents, render such assistance, and do such acts and things as may, in the opinion of the FRANCHISOR's or GJGC Corp.'s counsel be necessary or advisable to protect and maintain the FRANCHISOR's and GJGC Corp.'s interests in any litigation or Patent and Trademark office or other proceeding or to otherwise protect and maintain the FRANCHISOR's and GJGC Corp.'s interests in any of the Names and Marks.

         D.       DISCONTINUANCE OF USE OF NAME AND/OR MARKS

         If it becomes advisable at any time, in FRANCHISOR's sole and absolute discretion, for FRANCHISEE to modify or discontinue the use of the Name and/or any of the Marks or use one or more additional or substitute name(s), trademarks or service marks, FRANCHISEE will promptly comply (at FRANCHISEE's sole expense) with FRANCHISOR's directions to modify or otherwise discontinue the use of such Name and/or Marks, or use one or more additional or substitute names, trademarks or service marks, including (but not limited to) replacement of all signage, etc. Neither FRANCHISOR nor any of the Franchisor-Related Entities will have any liability or obligation (whether of indemnity, expense reimbursement or otherwise) to FRANCHISEE, and FRANCHISEE agrees to make no claim, for, or in connection with, any modification, discontinuance or otherwise, and/or any dispute regarding the Name and/or any of the Marks and/or FRANCHISEE's and/or FRANCHISOR's rights in or to them. FRANCHISOR makes no guaranty that a modification, discontinuance or otherwise may not be required, whether as a result of expiration, termination or limitation of FRANCHISOR's rights to the Name and/or Marks or otherwise.

         FRANCHISEE understands that there is always a possibility that there might be one or more businesses, similar to the business covered by the Franchise, operating in or near the area(s) where FRANCHISEE may do business or otherwise, using a name and/or marks similar to FRANCHISOR's and with superior rights to such name and/or marks as a result of prior use or otherwise. FRANCHISOR strongly urges FRANCHISEE to research this possibility, using telephone directories, local filings and other means, prior to FRANCHISEE's signing this Agreement, any other documents, expending or paying any sums or making any commitments and FRANCHISEE understands that if FRANCHISEE fails to do so before making any commitments or spending any money, it is at risk.

12.      INITIAL FRANCHISE FEE

         The FRANCHISEE shall pay to the FRANCHISOR a nonrecurring initial franchise fee for the FRANCHISE in the amount of Twenty Five Thousand Dollars ($25,000.00), which is payable upon the execution of this Agreement (less any amounts previously paid by the FRANCHISEE, if any) and which is fully earned by the FRANCHISOR upon payment. Except as provided in Paragraph A of Section 5 or FRANCHISOR is unable to obtain a location acceptable to FRANCHISOR within nine
(9) months alter the effective date of the Franchise Agreement the initial franchise fee is nonrefundable.

         The execution of this Agreement will constitute, and FRANCHISEE (and each affiliate of FRANCHISEE's) will, as a condition to the granting of this and/or any future or other Franchise, execute, in a form prescribed by FRANCHISOR,, a general release, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against FRANCHISOR and/or any or all of the Franchisor-Related Entities, excepting only (where so required by applicable law) those claims solely related to the offer and sale of the new Franchise, FRANCHISEE agreeing that it would be inappropriate from a business standpoint to enter into further franchise relationships with FRANCHISOR while there might be a possibility of claims based on a prior relationship. For example, if FRANCHISEE owns Franchises Nos. 1 and 2 and is being awarded Franchise No. 3, the release by FRANCHISEE would cover all matters other than (where so required by applicable law) those solely related to the offer and sale of Franchise No. 3. FRANCHISOR can make no assurance as to whether additional or future franchises may be granted to FRANCHISEE or the prices, terms or conditions relating thereto. If FRANCHISOR should, through inadvertence or otherwise, fail to require such separate release at any time, the execution of this Agreement, and each Franchise Agreement after this one, will be regarded as the equivalent of the granting of such releases.

13.      ROYALTY AND SERVICE FEE

         A.       AMOUNT OF ROYALTY AND SERVICE FEE

         The FRANCHISEE agrees to pay to the FRANCHISOR a royalty and service fee of six percent (6%) of the gross sales of the STORE, as defined in Paragraph B below, payable as provided in Paragraph C below.

         B.       DEFINITION OF "GROSS SALES"

         As used in this Agreement, the term "gross sales" shall mean and include the total actual gross charges for all products and services sold to customers of the STORE, for cash or credit, whether such sales are made at or from the premises of the STORE, or any other location, including if approved by the FRANCHISOR via computerized media or electronic media (including but not limited to the World Wide Web, the Internet, Telnet, FTP, newsgroups, bulletin boards, FTP, e-mail and the like) but excluding: sales, use, service or excise taxes collected from customers and paid to the appropriate taxing authority; customer refunds and adjustments; and amounts collected from customers representing the actual cost of shipping PRODUCTS, including payments to common carriers and the United States Postal Service.

         C.       PAYMENT OF ROYALTY AND SERVICE FEE AND MARKETING FUND
CONTRIBUTION

         The royalty and service fee (as above provided) and the Marketing Fund contribution (as provided in Section 9) shall be payable on the tenth (10th) day following the end of each four (4) week period, as determined by the FRANCHISOR. This payment shall be accompanied by a sales report (the form of which will be created and furnished by the FRANCHISOR) completed, verified and signed by the FRANCHISOR.

         As directed by FRANCHISOR, FRANCHISEE must participate in FRANCHISOR'S then-current electronic funds transfer program authorizing FRANCHISOR to utilize a pre-authorized bank draft system on a every four-week basis, or otherwise as FRANCHISOR specifies from time-to-time in FRANCHISOR'S sole and absolute discretion. All royalties, advertising contributions and other amounts due FRANCHISOR (and/or any affiliate) for each period must be received by FRANCHISOR (or such affiliate) or credited to the appropriate account by pre-authorized bank debit before 5:00 p.m. on the 10th day after each four-week period, or other point in time specified by FRANCHISOR. FRANCHISOR may, from time-to-time, specify periodic amounts for regular transfer to FRANCHISOR'S account, based on past reports of sales by FRANCHISEE and reasonable expectations of royalties, advertising contributions and other amounts to become due from FRANCHISEE.

         D.       INTEREST ON LATE PAYMENTS AND LATE FEES

         All royalty and service fees, advertising contributions and any other amounts owed to the FRANCHISOR or its affiliates by the FRANCHISEE, pursuant to the FRANCHISE, shall bear interest after due date at the highest legal rate for open account business credit in the state in which the STORE is located not to exceed one and one-half percent (1 1/2%) per month. The FRANCHISEE must also pay the FRANCHISOR or its affiliates a late fee of Two Hundred Fifty Dollars ($250.00) per occurrence subject to applicable law. The FRANCHISEE acknowledges that this Paragraph D shall not constitute the FRANCHISOR's agreement to accept such payments after they are due or a commitment by the FRANCHISOR to extend credit to or otherwise "finance" the FRANCHISEE's operation of the STORE. Further, the FRANCHISEE acknowledges that his failure to pay any amounts when due will constitute a breach of this Agreement as provided in Paragraph A of Section 15 notwithstanding the provisions of this Paragraph D.

14.      INSPECTIONS AND AUDITS

         A.       THE FRANCHISOR'S RIGHT TO INSPECT STORE

         To determine whether the FRANCHISEE is complying with this Agreement, the FRANCHISOR shall have the right at any time during business hours, and without prior notice to the FRANCHISEE, to inspect the STORE and the PRODUCTS therein contained. Further, the FRANCHISOR shall have the right to conduct, supervise or observe a physical count of the inventory and assets of the STORE at such times as the FRANCHISOR shall reasonably determine. The FRANCHISEE shall fully cooperate with representatives of the FRANCHISOR making any such inspection or conducting, supervising or observing any such inventory and shall permit representatives of the FRANCHISOR to take photographs, movies or videotapes of the premises and to interview employees and customers of the STORE.

         B.       THE FRANCHISOR'S RIGHT TO AUDIT.

         The FRANCHISOR or its agent or designee (including any landlord or its agent pursuant to the lease or sublease for the premises for the STORE) shall have the right at any time during business hours, and without prior notice to the FRANCHISEE, to inspect and audit, or cause to be inspected or audited, the business records, bookkeeping and accounting records, cash register tapes, invoices, payroll records, check stubs and bank deposit receipts of the STORE, reports, financial statements, the FRANCHISEE's state and federal tax returns or schedules, other forms, information and supporting records which the FRANCHISEE is required to submit to the FRANCHISOR hereunder and the books and records of any corporation or partnership which owns or operates the STORE. The FRANCHISEE shall fully cooperate with representatives of the FRANCHISOR and any independent accountants hired by the FRANCHISOR to conduct any such inspection or audit.

In the event any such inspection or audit shall disclose an understatement of the gross sales of the STORE for any period or periods, the FRANCHISEE shall pay to the FRANCHISOR, within ten (10) days after receipt of the inspection or audit report, the royalty and service fee (and Marketing Fund contribution) plus interest and late fees due on the amount of such understatement. Further, in the event such audit is made necessary by the failure of the FRANCHISEE to furnish reports, financial statements, tax returns or schedules as herein required, or if an understatement of gross sales for any period is determined by any such inspection or audit to be greater than two percent (2%), the FRANCHISEE shall reimburse the FRANCHISOR for the cost of such inspection or audit, including, without limitation, the charges of any independent accountant and the travel expenses, room and board and compensation of employees of the FRANCHISOR and the FRANCHISOR shall have the right to require the FRANCHISEE to furnish, at the FRANCHISEE's sole cost and expense audited financial statements thereafter. In the event any such audit reveals an overstatement of the gross sales of the STORE for any period or periods, the FRANCHISOR shall pay to the FRANCHISEE, within ten (10) days of the receipt of the inspection or audit report the royalty and service fee (and advertising contribution) paid by the FRANCHISEE on such overstatement. The right to audit may in case of a landlord's right to audit pursuant to a lease or sublease extend beyond termination of the FRANCHISE.

15.      TERMINATION OF FRANCHISE

         A.       BY THE FRANCHISOR

         In addition to the FRANCHISOR's right to terminate this Agreement upon the failure of the FRANCHISEE to lease or sublease the STORE premises or to proceed with STORE development or to merchandise and open the STORE for business (as provided in Paragraphs A, B, C, D and E of Section 4) or upon the FRANCHISEE or the manager's failure to complete training to the FRANCHISOR's satisfaction (as provided in Paragraph A of Section 5), the FRANCHISOR may terminate this Agreement effective upon delivery of notice of termination to the FRANCHISEE, if:

                  1) the FRANCHISEE or any of its owners makes an assignment for the benefit of creditors or an admission of his inability to pay his obligations as they become due;

                  2) the FRANCHISEE or any of its owners files a voluntary petition in bankruptcy, files any pleading seeking any reorganization, liquidation or dissolution under any law, admits or fails to contest the material allegations of any such pleading filed against him, is adjudicated a bankrupt or insolvent, a receiver is appointed for a substantial part of the assets of the FRANCHISEE or any of its owners or the STORE, or the claims of creditors of the FRANCHISEE or any of its owners or the STORE are abated or subject to a moratorium under any law; this provision may not be enforceable under Federal Bankruptcy Law (11 U.S.C. Section 101 et. seq.)

                  3) the FRANCHISEE abandons, surrenders or transfers control of the operation of the STORE or fails to actively operate the STORE in accordance with standards and specifications of the FRANCHISOR and the lease or sublease for the premises, unless precluded from doing so by damage to the premises of the STORE, war or civil disturbance, natural disaster, labor dispute or other event beyond the FRANCHISEE's reasonable control;

                  4) the FRANCHISEE suffers termination of or fails to obtain renewal or extension of the lease or sublease for, or otherwise fails to maintain possession of the premises of the STORE identified in Paragraph A of Section 2 or a substitute premises approved by the FRANCHISOR;

                  5) the FRANCHISEE submits to the FRANCHISOR on two (2) or more separate occasions at any time during any two (2) year period of the term of the FRANCHISE a monthly report, financial statement, tax return, schedule or other information or supporting record which understates the gross sales of the STORE for any period by more than two percent (2%);

                  6) the FRANCHISEE repeatedly fails or refuses: (i) to submit when due, four (4) week period reports, sixteen (16) or seventeen (17) week period or annual financial statements, tax returns, schedules or other information or supporting records; (ii) to pay when due the royalty and service fees, advertising contributions, amounts due for any PRODUCTS purchased from the FRANCHISOR or its affiliates or other payments due to the FRANCHISOR or its affiliates; (iii) to pay when due amounts owed to other suppliers or creditors; or (iv) to comply with any other provision of this Agreement; whether or not such failures or refusals are corrected after notice thereof is delivered to the FRANCHISEE;

                  7) the FRANCHISEE operates the STORE in a manner that presents a health or safety hazard to its customers, employees or the public;

                  8) the FRANCHISEE or any of its owners are convicted of a felony or other crime which substantially impairs the goodwill associated with the Names and Marks or engages in any misconduct which affects the reputation of the STORE or the goodwill associated with the Names and Marks;

                  9) the FRANCHISEE or any of its owners makes an unauthorized assignment of the FRANCHISE, this Agreement, the STORE or its assets or an ownership interest in the FRANCHISEE as hereinafter defined in Paragraphs B and C of Section 17;

                  10) the FRANCHISEE fails to pay any amount owed to the FRANCHISOR or its affiliates when the same is due and payable and does not correct such failure within five (5) days after written notice of such failure to comply is delivered to the FRANCHISOR; or

                  11) FRANCHISEE sells coffee not purchased from GJGC Corp. pursuant to the requirements set forth herein, Section 7.E.

                  12) FRANCHISEE or any affiliate fails on two (2) or more separate occasions within any period of twelve (12) consecutive months, or on three (3) or more separate occasions within any period of twenty-four (24) consecutive months, to comply with any provisions (whether the same or different) of this Agreement, any lease or sublease, any other agreement with FRANCHISOR and/or any affiliate and/or the OPERATING MANUAL, whether or not such failures to comply are timely corrected.

                  13) the FRANCHISEE fails to comply with any other material provision of this Agreement, any lease or sublease, any other agreement with FRANCHISOR and/or any affiliate or any mandatory specification, standard or operating procedure prescribed by the FRANCHISOR and does not correct such failure within fifteen (15) days after written notice of such failure to comply (which shall describe the action that the FRANCHISEE must take) is delivered to the FRANCHISEE.

                  14) the FRANCHISEE (and/or any owner and/or affiliate of the FRANCHISEE) files any action (including arbitration, but not including mediation) against FRANCHISOR, and/or any of the Franchisor-Related Entities, and does not receive a final judgment or award substantially in FRANCHISEE'S favor on the merits.

         B.       RIGHT OF FRANCHISOR TO MANAGE AFTER
                  NOTICE OF DEFAULT TO THE FRANCHISEE

         If the FRANCHISOR delivers to the FRANCHISEE a notice of default pursuant to Paragraph A(11) or (12) of Section 15 of this Agreement, and if it is the belief of the FRANCHISOR that the GJC STORE is being inadequately managed, the FRANCHISOR shall have the right to appoint a manager to operate the GJC STORE until the FRANCHISEE is able to resume the proper management and operation of the GJC STORE. All funds from the operation of the GJC STORE during the period of management by the FRANCHISOR's appointed manager shall be kept in a separate fund and all expenses of the GJC STORE, including compensation, other costs and travel and living expenses of the FRANCHISOR's appointed manager, shall be charged to such fund. In addition to the royalty and service fees and advertising fees due hereunder, the FRANCHISOR shall charge Two Hundred Dollars ($200.00) per day during the period of management by the FRANCHISOR's appointed manager as a management fee. Operation of the GJC STORE during any such period shall be for and on behalf of the FRANCHISEE; provided that the FRANCHISOR shall only have a duty to utilize reasonable efforts in the operation of the GJC STORE and shall not be liable to the FRANCHISEE for any debts, losses or obligations incurred by the GJC STORE, or to any creditor of the FRANCHISEE for any products, materials, supplies or services purchased by the GJC STORE during any period in which it is managed by the FRANCHISOR's appointed manager. In the event that the fund maintained by the FRANCHISOR is insufficient to pay the expenses of the GJC STORE in a reasonable business-like manner, the FRANCHISOR shall so notify the FRANCHISEE and the FRANCHISEE shall, within five (5) business days, deposit in the fund such amounts as shall be required by the FRANCHISOR to attain a reasonable balance in the fund. The provisions of this Paragraph shall not restrict the FRANCHISOR's right to terminate this Agreement as herein provided.

         C. RIGHT OF FRANCHISOR TO DISCONTINUE PRODUCTS TO THE FRANCHISEE AFTER NOTICE OF DEFAULT TO THE FRANCHISEE

         If the FRANCHISOR delivers to the FRANCHISEE a notice of default or non-compliance pursuant to Paragraph A(10) or (11) of Section 15 of this Agreement, in addition to the FRANCHISOR's other rights and remedies, the FRANCHISOR reserves the right of the FRANCHISOR (and its affiliates) if currently selling PRODUCTS, to discontinue selling PRODUCTS to the FRANCHISEE until such time as the FRANCHISEE corrects the default. Additionally, if the FRANCHISEE fails to adhere to the standard credit terms of the FRANCHISOR's affiliates with respect to payment for any PRODUCTS sold by the FRANCHISOR's affiliates to the FRANCHISEE, the FRANCHISOR's affiliates reserve the right to cease selling PRODUCTS to the FRANCHISEE or requiring the FRANCHISEE to pay C.O.D. (i.e., cash on delivery) by certified check until such time as the FRANCHISEE corrects this problem.

         D.       EXTENDED CURE PERIOD

         Notwithstanding anything contained herein to the contrary, where FRANCHISOR has the right to terminate this Agreement,

FRANCHISOR shall also have the right, to be exercised in FRANCHISOR's sole and absolute discretion, to grant to FRANCHISEE, in lieu of immediate termination of this Agreement, an extended period of time to cure the breach which gave rise to FRANCHISOR's right to terminate, but in no event shall such extended cure period be less than thirty (30) days, nor more than six (6) months, from the last day of the cure period otherwise applicable to such breach. FRANCHISEE acknowledges that FRANCHISOR's election to grant such an extended cure period shall not operate as a waiver of any of FRANCHISOR's rights hereunder and that, in consideration for such an extension, FRANCHISEE and each owner and/or affiliate of FRANCHISEE's will execute a general release of all claims, known or unknown, by or on behalf of FRANCHISEE and/or any owner and/or any affiliate of FRANCHISEE's against FRANCHISOR and/or any or all of the Franchisor-Related Entities and if FRANCHISEE fails to execute such a release, the grant of such an extension will, in itself, constitute such a release.

         E.       FRANCHISOR'S RIGHT TO TERMINATE THE FRANCHISE, RETURN
                  THE INITIAL FRANCHISE FEE AND ALLOW FRANCHISEE TO COMPETE

         At any time, and in FRANCHISOR's sole and absolute discretion, FRANCHISOR may elect to terminate all of FRANCHISEE's rights, and all of FRANCHISOR's obligations, under this Agreement and return to FRANCHISEE the initial franchise fee (or portion thereof) actually paid by FRANCHISEE (without interest). In such a case, FRANCHISEE will perform thereafter each of FRANCHISEE's obligations under this Agreement with respect to termination (including all post-term obligations of FRANCHISEE) wherever contained in this Agreement, including but not limited to de-identification of FRANCHISEE's GJC STORE, and promptly deliver to FRANCHISOR all manuals and other material as provided in this Agreement or in the Manuals and FRANCHISEE (and each owner and/or affiliate of FRANCHISEE) will execute a general release, in form prescribed by FRANCHISOR, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against FRANCHISOR and/or any or all of the Franchisor-Related Entities. FRANCHISEE's obligations regarding indemnity and confidentiality and the provisions of this Agreement relating to dispute avoidance and resolution (including but not limited to all provisions of Article 18), and FRANCHISOR's rights with respect to receiving an assignment of any lease and/or sublease, together with the provisions of Article 22, will survive any expiration, termination or cancellation of this Agreement; provided that in the event of exercise of FRANCHISOR'S rights under this sub-section, FRANCHISEE's post-term non-competition obligations will be canceled and of no further force or effect.

         F.       EXECUTION OF RELEASE ON DEFAULT, ETC.

         At FRANCHISOR's option, in any case where FRANCHISEE has committed a default under this Agreement which would allow FRANCHISOR to terminate FRANCHISEE's rights, FRANCHISOR may (but is not required to) waive FRANCHISOR's rights to collect any royalties, advertising contributions and other amounts which would have become due if FRANCHISEE had continued in operation as a GLORIA JEAN'S Franchisee and FRANCHISEE will, in consideration for such waiver, execute a general release, in form prescribed by FRANCHISOR, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against FRANCHISOR and/or any or all of the Franchisor-Related Entities. This option may be exercised by FRANCHISOR at any time, including before, at the same time as or after termination, expiration or otherwise and whether or not FRANCHISEE or FRANCHISOR have made any claims, or begun any proceedings, against the other or anyone else.

         G.       CROSS-DEFAULTS, NON-EXCLUSIVE REMEDIES, ETC.

         Any default by FRANCHISEE (or any person/company affiliated with FRANCHISEE) under this Agreement may be regarded as a default under any other agreement between FRANCHISOR (or any affiliate of FRANCHISOR) and FRANCHISEE (or any affiliate of FRANCHISEE) and any default by FRANCHISEE (or any person/company affiliated with FRANCHISEE) under any other agreement between FRANCHISOR (or any affiliate of FRANCHISOR) and FRANCHISEE (or any person/company affiliated with FRANCHISEE) may be regarded as a default under this Agreement, in each case with FRANCHISOR (and each affiliate of FRANCHISOR) to have all remedies allowed at law, including termination of FRANCHISEE'S rights (and/or those of any person/company affiliated with FRANCHISEE) and FRANCHISOR'S (and/or its affiliates') obligations. No right or remedy which FRANCHISOR may have (including termination) is exclusive of any other right or remedy provided under law or equity and FRANCHISOR may pursue any rights and/or remedies available.

16.      THE FRANCHISEE'S OBLIGATION UPON TERMINATION OR EXPIRATION

         A.       PAYMENT OF AMOUNTS OWED TO THE FRANCHISOR

         The FRANCHISEE agrees to pay to the FRANCHISOR and its affiliates within ten (10) days after the effective date of termination or expiration of the FRANCHISE, or such later date that the amounts due to the FRANCHISOR and its affiliates are determined, such royalty and service fees, advertising contributions, amounts owed for PRODUCTS purchased by the FRANCHISEE from the FRANCHISOR and its affiliates and all other amounts owed to the FRANCHISOR and its affiliates which are then unpaid, including any interest and late fees due pursuant to this Agreement, including Paragraph D of Section 13.

         B.       RETURN OF MANUALS.

         The FRANCHISEE agrees that upon termination or expiration of the FRANCHISE, he will immediately return to the FRANCHISOR all copies of the OPERATING MANUAL for a GJC STORE which have been loaned to him by the FRANCHISOR.

         C.       CANCELLATION OF ASSUMED NAMES AND TRANSFER OF PHONE NUMBERS.

         The FRANCHISEE agrees that upon termination or expiration of the FRANCHISE, he will take such action as may be required to cancel all assumed names or equivalent registrations relating to his use of the Names and Marks and to notify the telephone company and all listing agencies of the termination or expiration of the FRANCHISEE's right to use any telephone number and any classified and other telephone directory listings associated with any Names and Marks and with a GJC STORE and to authorize transfer of same to the FRANCHISOR or its designee. The FRANCHISEE acknowledges that as between the FRANCHISOR and the FRANCHISEE, the FRANCHISOR has the sole right to and interest in all telephone numbers and directory listings associated with any Names and Marks of the STORE and the FRANCHISEE authorizes the FRANCHISOR, and hereby appoints the FRANCHISOR and any officer of the FRANCHISOR as his attorney-in-fact, to direct the telephone company and all listing agencies to transfer the same to the FRANCHISOR or its designee should the FRANCHISEE fail or refuse to do so. The telephone company and all listing agencies may accept such direction or this Agreement as conclusive evidence of the exclusive rights of the FRANCHISOR in such telephone numbers and directory listings and its authority to direct their transfer.

         FRANCHISEE shall also be required to cancel or if FRANCHISOR so elects to have assigned to FRANCHISOR, all ownership of any and all computerized media or electronic media, including but not limited to the World Wide Web, the Internet, Telnet, news groups, bulletin boards, FTP, e-mail and the like which presently or which may later exist.

         D.       FRANCHISOR HAS RIGHT TO PURCHASE STORE.

         1) If this Agreement is terminated prior to its expiration by the FRANCHISOR in accordance with the provisions of this Agreement, the FRANCHISOR shall have the right and option (exercisable by written notice thereof within thirty (30) days after the determination of the purchase price as provided in subparagraph (2) below) to purchase (at the purchase price determined pursuant to subparagraph (2) below) from the FRANCHISEE some or all of the assets (including the FRANCHISEE's inventory of saleable PRODUCTS which have been fully paid for by the FRANCHISEE) of the STORE and if the premises were not leased to the FRANCHISEE by the FRANCHISOR or its affiliates, the right to an assignment of the FRANCHISEE's lease or sublease for the premises of the STORE (or, if assignment is prohibited, a sublease for the full remaining term and on the same terms and conditions as the FRANCHISEE's lease). There shall be no provision for payment for leasehold improvements, the title of which shall be governed by the terms of the FRANCHISEE's lease or sublease for the STORE premises. The purchase price for the assets of the STORE shall be the depreciated value of those assets as shown on the FRANCHISEE's most current federal tax return; provided that the purchase price shall not contain any factor or increment for "goodwill" or "going concern value." The purchase price for the saleable inventory of the FRANCHISEE which have been fully paid for by the FRANCHISEE shall be equal to ninety percent (90%) of the original invoice cost charged to the FRANCHISEE. The FRANCHISOR may exclude from the assets purchased hereunder any fixtures, equipment, signs or PRODUCTS and supplies in the inventory of the STORE that are not approved as meeting quality standards for a GJC STORE. The purchase price shall be paid by the FRANCHISOR in cash at the closing of the purchase. Contemporaneously therewith, the FRANCHISEE shall:
(i) deliver instruments transferring good and merchantable title to the assets purchased, free and clear of all liens and encumbrances to the FRANCHISOR or its nominee with all sales and other transfer taxes paid by the FRANCHISEE; and (ii) assign or transfer all licenses or permits which may be assigned or transferred. In the event that the FRANCHISEE cannot deliver clear title to all of the purchased assets as aforesaid, or in the event there shall be other unresolved issues, the closing of the sale shall be accomplished through an escrow. Further, the FRANCHISEE and the FRANCHISOR shall, prior to closing, comply with the applicable Bulk Sales provisions of the Uniform Commercial Code as enacted in the state where the STORE is located. If the FRANCHISOR exercises its option to purchase, pending the closing of such purchase as hereinabove provided, the FRANCHISOR shall have the right to appoint a manager to maintain the operation of the STORE, upon the terms and conditions of Paragraph B of Section 15. Alternatively, the FRANCHISOR may require the FRANCHISEE to close the STORE during such time period without removing therefrom any assets. The FRANCHISEE shall maintain in force all required insurance policies until the date of closing. In connection with such purchase, FRANCHISEE (and each owner and/or affiliate of FRANCHISEE) will execute a general release, in form prescribed by FRANCHISOR, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against FRANCHISOR and/or any or all of the Franchisor-Related Entities.

         2) If agreement on the depreciated value is not reached by the FRANCHISEE and the FRANCHISOR within ten (10) days after the effective date of termination, the determination of depreciated value (as above defined) shall be submitted to a board of three certified appraisers. One appraiser shall be selected by each party hereto and the third shall be selected by said two appraisers. In the event of the death, resignation or disability of any such appraiser, his successor shall be selected as the appraiser so succeeded was selected. The average of the price determinations of the appraisers shall be final and binding upon both parties. Each party shall pay all fees, costs and expenses of the appraiser appointed by it and one-half of the fees, costs and expenses of the third appraiser.

         3) In the event the FRANCHISOR does not exercise said option to purchase, the FRANCHISEE shall, within ten (10) days after the earlier of (i) the expiration of the option period without exercise by the FRANCHISOR of its option or (ii) service by the FRANCHISOR upon the FRANCHISEE of written notice that the FRANCHISOR does not intend to exercise its option, remove from the STORE by physical removal or in the case of signs, by obliteration, painting over or otherwise, and cease to use, either at the STORE or elsewhere, all names, distinctive architectural or other designs, signs, pictures, crests, shields, and other advertising and equipment which are indicative of the FRANCHISOR or FRANCHISEE. All PRODUCTS which are not merchantable due to physical deterioration or which are "out-of-date" shall be destroyed by the FRANCHISEE.

         E.       REPURCHASE OF INVENTORY

         If this Agreement expires or is terminated by the FRANCHISOR for any reason, the FRANCHISOR shall repurchase all saleable inventory of the FRANCHISEE, which bear the Names and Marks and have been fully paid for by the FRANCHISEE for a price equal to ninety percent (90%) of the original invoice cost charged to the FRANCHISEE; provided, however, that the FRANCHISEE shall pay all freight costs in connection with the shipment of the saleable inventory to such location as the FRANCHISOR may designate.

         F.       COVENANT NOT TO COMPETE

         If this Agreement expires or is terminated by the FRANCHISOR for any reason, the FRANCHISEE and its owners agree that for a period of two (2) years, commencing on the effective date of termination of this Agreement or the date on which the FRANCHISEE ceases to conduct the business conducted pursuant to this Agreement, whichever is later, neither the FRANCHISEE nor its owners (through a member of the immediate family of the FRANCHISEE or an owner of the FRANCHISEE or otherwise) will have any interest as an owner (except of publicly-traded securities and interests in other GJC STORES pursuant to other franchise agreements heretofore or hereafter entered into), partner, director, officer, employee, consultant, representative, agent, or in any other capacity, in any retail store principally offering products substantially similar to the PRODUCTS then being offered by the majority of the GJC STORES/BAR/KIOSKS/HOLIDAY GIFT CENTERS and located within either: (i) the Standard Metropolitan Statistical Area wherein the STORE is located; or (ii) a ten (10) mile radius from any then existing GJC STORE, nor will they have any interest, as aforesaid, in any entity which franchises or grants to others the right to sell products similar to the PRODUCTS then being offered by the majority of the GJC STORES/BAR/KIOSKS/HOLIDAY GIFT CENTERS.

         G.       CONTINUING OBLIGATIONS

         All obligations of the FRANCHISOR and the FRANCHISEE which expressly or by their nature survive the expiration or termination of the FRANCHISE shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement and until they are satisfied in full or by their nature expire. The continuing right of any landlord pursuant to the terms and conditions of a lease or sublease for the STORE's premises to audit the FRANCHISEE's books and records after termination of any leases or sublease.

17.      ASSIGNMENT, TRANSFER AND ENCUMBRANCE

         A.       BY FRANCHISOR.

         This Agreement, and any and/or all of FRANCHISOR's rights and/or obligations under it, are fully transferable by FRANCHISOR in its sole and absolute discretion and will inure to the benefit of any person or entity to whom FRANCHISOR transfers it, or to any other legal successor to FRANCHISOR's interest in this Agreement. If FRANCHISOR transfers this Agreement, or any and/or all of its rights and/or obligations under it, all past, current and future obligations of FRANCHISOR (and of any of the Franchisor-Related Entities) to FRANCHISEE will cease and be forever extinguished.

         B.       THE FRANCHISEE MAY NOT ASSIGN WITHOUT APPROVAL OF THE
FRANCHISOR

         The FRANCHISE is personal to the FRANCHISEE (or its owners) and neither the FRANCHISE, this Agreement (except as hereinafter provided with respect to assignment to a partnership or corporation), the STORE or its (other than in the ordinary course of its business) assets nor any part or all of the ownership of the FRANCHISEE may be voluntarily, involuntarily, directly or indirectly assigned, subdivided, subfranchised or otherwise transferred by the FRANCHISEE or its owners (including, without limitation, in the event of the death of the FRANCHISEE or an owner of the FRANCHISEE, by will, declaration of or transfer in trust or the laws of intestate succession) without the prior written approval of the FRANCHISOR, and any such assignment or transfer without such approval shall constitute a breach hereof and shall convey no rights to or interest in the FRANCHISE, this Agreement, the STORE or its assets or any part or all of the ownership interest in the FRANCHISEE. If the FRANCHISEE is in full compliance with this Agreement, the FRANCHISOR shall not unreasonably withhold its approval of an assignment or transfer to proposed assignees or transferees who are of good moral character and otherwise meet the FRANCHISOR's then-applicable standards for GJC STORE franchisees and the transferee or owners of the transferee in form approved by the FRANCHISOR agree to be personally bound jointly and severally by all provisions of this Agreement and guarantee performance thereof and all other agreements between the FRANCHISEE and the FRANCHISOR and its affiliates to the same extent as if they had been original parties to the agreements. A transfer of ownership in the STORE may only be made in conjunction with a transfer of the FRANCHISE. If the transfer is of the FRANCHISE, this Agreement or a controlling interest in the FRANCHISEE, or is one of a series of transfers which in the aggregate constitute the transfer of the FRANCHISE, this Agreement or a controlling interest in the FRANCHISEE, all of the following conditions must be met prior to, or concurrently with the effective date of the transfer: (1) the transferee must have sufficient business experience and financial resources; (2) the transferee must assume all existing obligations of the transferor hereunder and under the lease or sublease (if the premises was not leased from the FRANCHISOR or its affiliates); (3) the transferee must attend and complete the training program to the satisfaction of the FRANCHISOR; (4) if any part of the sale price of the transferred interest is financed, the FRANCHISEE and its owners and the transferor shall have agreed that all obligations of the transferee to either of them shall be subordinate to the obligations of the transferee to pay all fees and other amounts due to the FRANCHISOR and its Affiliates, and otherwise comply with the Agreement or the franchise agreement executed by the transferee; (5) the STORE must be in compliance with or be brought up to the then current design and equipment standards for GJC STORES; and (6) the transferee must execute and be bound by all provisions of the FRANCHISOR's then-current form of franchise agreement (and sublease if the STORE was subleased directly from the FRANCHISOR or its affiliates), which may provide for a higher royalty and service fee and advertising contributions and other significant provisions may vary from what is provided hereunder and shall provide for a term equal to the remaining term of the FRANCHISE. The FRANCHISOR shall not charge such transferee an initial franchise fee for the FRANCHISE, but will charge the transferor its then current assignment fee which will not exceed fifty percent (50%) of its then current initial franchise fee, to cover the FRANCHISOR's costs in approving and effectuating the assignment.

         C.       ASSIGNMENT TO PARTNERSHIP OR CORPORATION.

         If the FRANCHISEE is in full compliance with this Agreement, the FRANCHISOR shall not unreasonably withhold its consent to a transfer of the FRANCHISE, this Agreement, the STORE and its assets to a partnership or corporation which conducts no business other than the STORE (and other GJC STORES under franchise agreements with the FRANCHISOR), which is actively managed by the FRANCHISEE and in which the FRANCHISEE owns and controls not less than fifty-one percent (51%) of the general partnership interests or the equity and voting power; provided that the corporation or partnership execute the FRANCHISOR's standard assignment and assumption agreement, and the shareholders or partners, in form approved by the FRANCHISOR, agree to be personally bound jointly and severally by all provisions of this Agreement and guarantee the performance thereof and all other agreements between the FRANCHISEE and the FRANCHISOR and its affiliates, to the same extent as if they had been parties to the original agreements, and all issued and outstanding stock certificates of such corporation shall bear a legend reflecting or referring to the restrictions of Paragraph B of this Section.

         D.       FRANCHISOR'S RIGHT OF FIRST REFUSAL.

         If the FRANCHISEE or its owners shall at any time determine to sell the FRANCHISE, this Agreement, the STORE or its assets or an ownership interest in the FRANCHISEE, the FRANCHISEE or its owners shall obtain a bona fide, executed written offer accompanied by a cashier's check for ten percent (10%) of the purchase price to serve as forfeitable earnest money thereunder, from a responsible and fully disclosed purchaser and shall submit an exact copy of such offer to the FRANCHISOR. The FRANCHISOR or its designee shall, for a period of thirty (30) days from the date of delivery of such offer, have the right, exercisable by written notice to the FRANCHISEE or its owners, to purchase the interest for the price and on the terms and conditions contained in such offer; provided that the FRANCHISOR or its designee may substitute cash for any form of payment proposed in such offer. If the FRANCHISOR or its designee does not exercise this right of first refusal, the FRANCHISEE or its owners may complete the sale of the FRANCHISE, the STORE and its assets or such ownership interest to such purchaser (on the terms of the bona fide offer subject to the FRANCHISOR's approval of the purchaser as provided in Paragraph B of this Section); provided that if the sale to such purchaser is not completed within one hundred twenty (120) days after delivery of such offer to the FRANCHISOR, the FRANCHISOR or its designee shall again have the right of first refusal as herein provided.

         E.       DEATH OR PERMANENT DISABILITY OF THE FRANCHISEE

         Upon the death or permanent disability of the FRANCHISEE or if the FRANCHISEE is a corporation or partnership, upon the death or permanently disability of the owner of the controlling interest in the FRANCHISEE, the executor, administrator, conservator or other personal representative of such person shall transfer his interest to the heirs or beneficiaries of such person or to a third party approved by the FRANCHISOR within a period of twelve (12) months. Such transfers, including, without limitation, transfers by devise or inheritance or trust provisions, shall be subject to the same conditions for transfers contained in this Agreement. Failure to so dispose of such interest within said period of time shall constitute a breach of this Agreement. The FRANCHISEE shall be deemed to have a "permanent disability" if the usual, active participation in the GJC STORE by the FRANCHISEE as contemplated pursuant to this Agreement is for any reason curtailed for a continuous period of six (6) months.

         If after the death or permanent disability of the FRANCHISEE or an owner of the FRANCHISEE, the GJC STORE is not being managed by a competent and trained manager (as determined by the FRANCHISOR in its sole discretion), the FRANCHISOR is authorized to immediately appoint a manager to maintain the operation of the GJC STORE for a period not to exceed twelve (12) months or until an approved assignee shall be able to assume the management and operation of the GJC STORE, upon the terms and conditions of Paragraph D of Section 15.

         F.       RELEASE, EFFECT OF TRANSFER

         In connection with ANY assignment, etc. of any interest of or by FRANCHISEE (including, but not limited to, an assignment to a corporation) FRANCHISEE and each of its owners and/or affiliates [and the transferee (and each owner and/or affiliate of the transferee) if the transferee or such owner and/or affiliate is or has been a franchisee of, or had any other relationship with, FRANCHISOR or any of the Franchisor-Related Entities] must execute a general release, in a form prescribed by FRANCHISOR, of any and all claims, liabilities and/or obligations, of any nature whatsoever, however arising, known or unknown, against FRANCHISOR and/or any or all of the Franchisor-Related Entities.

         FRANCHISOR'S consent to a transfer, or failure to exercise any right-of-first-refusal, will not constitute a waiver of any claims FRANCHISOR may have against FRANCHISEE (or its owners or affiliates), nor will it be deemed a waiver of FRANCHISOR'S right to demand exact compliance with any of the terms or conditions of this Agreement or any other agreement by any transferor or transferee. Unless FRANCHISOR expressly in writing releases FRANCHISEE from its obligations under this Agreement (which FRANCHISOR has no obligation to do), FRANCHISEE will remain and be liable for all of the payment and other obligations under this Agreement (and any other agreement with us and/or any affiliate) and any Franchise Agreement and/or other agreement executed by any transferee, including any defaults by any transferee. Any transfer (including any transfer consented to by FRANCHISOR and even if the transferee executes a new franchise agreement) will not act as a termination of FRANCHISEE`S confidentiality, indemnity, non-competition and other obligations under this Agreement, including any obligations which by their nature survive the term of this Agreement [FRANCHISEE'S non-competition obligations to expressly continue for the full original term of this Agreement notwithstanding any transfer], or affect FRANCHISEE'S and FRANCHISOR'S obligations and rights under the dispute avoidance and resolution provisions of this Agreement, including Articles 18 and 22. Any dispute regarding any proposed or completed transfer (including FRANCHISOR'S alleged failure to consent to a proposed transfer) will be resolved under the mediation/arbitration provisions of this Agreement and FRANCHISEE'S sole remedy will be an order that FRANCHISOR grant consent.

18.      DISPUTE AVOIDANCE AND RESOLUTION

         A. MEDIATION AND MANDATORY BINDING ARBITRATION, WAIVER OF RIGHT TO TRIAL BY JURY, ETC.

         Realizing that in business relationships there's always a possibility of differences of opinion or other disagreements and that what is most important is to resolve any disputes amicably, quickly, inexpensively and professionally and to return to business as soon as possible, it's with that same spirit of cooperation that FRANCHISEE and FRANCHISOR pledge to resolve differences and to use the procedures specified in this Agreement (and particularly this Article
18), believing that these procedures will reduce instances of possible disputes and make the resolution of any disputes which do arise less expensive, quicker, less subject to public notoriety and achievable in a less formal and antagonistic means than litigation, as well as to increase the opportunities for FRANCHISEE and FRANCHISOR to maintain a mutually beneficial business relationship

         Therefore, FRANCHISEE and FRANCHISOR agree as follows:

                    (1) Any litigation, claim, dispute, suit, action, controversy, proceeding or otherwise ("claim") between or involving FRANCHISEE (and/or any owner and/or affiliate of FRANCHISEE or which could be brought by, or on behalf of, FRANCHISEE, any owner and/or affiliate of FRANCHISEE) and FRANCHISOR (and/or any claim against or involving any or all of the Franchisor-Related Entities or otherwise), except as expressly provided below at
Section 18 A. (5), whether arising out of or relating in any way to this and/or any other agreement and/or any other document, any alleged breach of any duty or otherwise (including but not limited to the underlying legality of the offer and/or sale of any franchise, any action for rescission or other setting aside of such sale or any transaction, agreement or document and any claim that this Agreement or any portion thereof is invalid, illegal, void, unenforceable or otherwise and any claim of fraud, including fraud in the inducement) and on whatever theory and/or facts based, will be:

                         (a) First, discussed in a face-to-face meeting between FRANCHISEE (or, if the Franchisee is a corporation or partnership, an individual authorized to make binding commitments on behalf of the Franchisee) and a corporate executive of FRANCHISOR's authorized to make binding commitments on FRANCHISOR's behalf. This meeting will be held at the FRANCHISOR'S then-current headquarters and within 30 days after either FRANCHISEE or FRANCHISOR gives written notice to the other proposing such a meeting.

                         (b) Second, if, in the opinion of either FRANCHISEE or FRANCHISOR, the meeting has not successfully resolved such matters and if desired by any person or entity involved in the claim, submitted to non-binding mediation for a minimum of eight hours before (a) Franchise Arbitration and Mediation, Inc. ("FAM") (or an organization designated by FAM) or (b) any other mediation organization approved by all such persons and/or entities or (c) by Judicial Arbitration and Mediation Service (JAMS) if FAM cannot conduct such mediation and the parties cannot agree on a mediation organization. On election by any party, arbitration and/or any other remedy allowed by this Agreement may proceed forward at the same time as mediation. In the mediation, FRANCHISEE and FRANCHISOR shall each be represented by an individual authorized to make binding commitments on FRANCHISEE'S and FRANCHISOR'S respective behalfs and may be represented by counsel. In addition, FRANCHISEE and/or FRANCHISOR may, with permission of the mediator, bring such additional persons as are needed to respond to questions, contribute information and/or participate in the negotiations. The fees and expenses of the mediator and/or mediation organization shall be shared equally by FRANCHISEE and FRANCHISOR. The mediator shall be disqualified as a witness, consultant, expert or counsel for any party with respect to the dispute and any related matters.

                         (c) Third, if neither FRANCHISEE nor FRANCHISOR desire mediation (or if such mediation is not successful in resolving such claim), submitted to and finally resolved by binding arbitration before and in accordance with the arbitration rules of FAM (or any successor organization); provided that if such arbitration is unable to be heard by FAM for any reason, the arbitration will be conducted by Judicial Arbitration and Mediation Service (JAMS.) The fees and expenses of the arbitrator(s) and/or arbitration organization shall be shared equally by the disputants. In each case, the parties to any mediation/arbitration will execute appropriate confidentiality agreements, excepting only such public disclosures and filings as are required by law.

                    (2) Any mediation/arbitration (and any appeal of arbitration) will be exclusively conducted at the office of the mediating/arbitrating organization (or its representatives) which is located closest to FRANCHISOR's then-current headquarters and, if at all possible, by a mediator/arbitrator experienced in franchising. FRANCHISEE and FRANCHISOR acknowledge the critical importance of a single source for decisions in arbitration (and in any court actions) to guide FRANCHISEE and FRANCHISOR, to eliminate the possibility of inconsistent decisions and awards which could adversely affect the uniform development and administration of the GLORIA JEAN'S System and group of companies and to maximize the opportunity for the arbitrator to give due consideration to FRANCHISEE's and FRANCHISOR's ongoing practical business needs in this regard. Except as expressly provided below, the parties to any mediation or arbitration will bear their own costs, including attorney's fees. Any claim, and any mediation/arbitration, will be conducted and resolved on an individual basis only and not on a class-wide, multiple plaintiff or similar basis. On request of any party to a claim, the arbitrator may be required to issue a written award, specifying the facts found and the law applied, but the party so requesting will bear the fees and charges incurred in connection therewith. The arbitrator may award or otherwise provide for temporary restraining orders, preliminary injunctions, injunctions, attachments, claim and delivery proceedings, temporary protective orders, receiverships and other pre-judgment, equitable and/or interim relief as appropriate pending final resolution by binding arbitration of a claim, as well as in connection with any such final resolution, and may issue summary orders disposing of all or part of a claim at any point. Each party consents to the enforcement of such orders, injunctions, etc. by any court having jurisdiction. In any arbitration, any and all pre-trial discovery devices (including, but not limited to, depositions, written interrogatories, requests for admission, and requests for production, inspection and copying of documents) will be available to the disputants as if the subject matter of the arbitration were pending in a civil action before a court of general jurisdiction in the state whose law is to be applied under
Section 18 N. The arbitrator shall have the power to order compliance with such discovery procedures, as well as assess sanctions for non-compliance with any order. The arbitrator (rather than a court) shall decide any questions relating in any way to the parties' agreement (or claimed agreement) to arbitrate, including but not limited to applicability, subject matter, timeliness, scope, remedies and any alleged fraud in the inducement, or otherwise. Each participant must submit or file any claim which would constitute a compulsory counterclaim (as defined by the applicable rule under the Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding will be forever barred. Any offers, discussions, negotiations, mediations or otherwise in connection with possible settlement or other resolution of any claim may not be introduced in evidence (or for any other purpose) in any arbitration proceeding, court proceeding or otherwise.

                    (3) If any party to an arbitration wishes to appeal any final award by an arbitrator (there will be no appeal of interim awards or other interim relief), that party can appeal, within thirty (30) days of such final award, to a three (3) arbitrator panel to be appointed by the same organization as conducted the arbitration, such panel to conduct all proceedings at the same location as specified in subsection (b) above. The issues on appeal will be limited to the proper application of the law to the facts found at the arbitration and will not include any trial de novo or other fact-finding function. The party requesting such appeal must pay all costs and fees charged by such arbitration appeal panel and/or arbitration organization in connection with such appeal, as well as posting any bond deemed appropriate by such arbitration organization or arbitration appeal panel. In addition, a party requesting appeal, and who does not prevail on appeal, will pay the other party's (or parties') attorneys' fees and other costs of responding to such appeal.

                    (4) Judgment on any preliminary or final arbitration award [subject to the opportunity for appeal as contemplated above] may be entered in any court having jurisdiction and will be binding, final and non-appealable.

                    (5) The obligation herein to mediate and/or arbitrate will not be binding on FRANCHISOR with respect to claims or issues relating primarily to (i) the validity of any trademarks, service marks or other intellectual property of

FRANCHISOR, (ii) FRANCHISOR's rights to obtain possession of any real and/or personal property (including any action in unlawful detainer, ejectment or otherwise) (iii) FRANCHISOR's rights to obtain a writ of attachment and/or other pre-judgment remedies and/or (iv) FRANCHISOR's rights to receive and enforce a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief, and FRANCHISOR's exercise of any such rights and/or remedies will not be deemed a waiver of FRANCHISOR's rights to require or use mediation and/or arbitration.

                    (6) Notwithstanding any provisions of this Agreement or otherwise relating to which state or provincial laws this Agreement will be governed by and construed under, all issues relating to arbitrability and/or the enforcement of the agreement to arbitrate contained herein will be decided by the arbitrator (including all claims that this Agreement in general, and/or the within agreement to arbitrate, was procured by fraud in the inducement or otherwise) and will be governed by the Federal Arbitration Act (9 U.S.C. Section 1 et seq.) and the federal common law of arbitration. Notwithstanding any provisions of state law to the contrary, FRANCHISOR intends to fully enforce the provisions of this franchise agreement and other documents, including all venue, choice-of-laws and mediation/arbitration provisions, and to rely on federal preemption under the Federal Arbitration Act (9 U.S.C. Section 1 et seq.)

                    (7) FRANCHISEE and FRANCHISOR each knowingly waive all rights to trial by a court or jury, understanding that arbitration may be less formal than a court or jury trial, may use different rules of procedure and evidence and that appeal is generally less available, still strongly preferring (for the reasons set forth in this section and the following one) mediation and/or arbitration to resolve any disputes, except as provided in Section 18 A.
(5).

         B.       VENUE, WAIVER OF RIGHTS TO TRIAL BY JURY, LIMITATION OF
DAMAGES, ETC.

         Without in any way limiting or otherwise affecting FRANCHISEE's and FRANCHISOR's obligations regarding mediation/binding arbitration, FRANCHISEE and FRANCHISOR agree that any litigation between FRANCHISEE and FRANCHISOR (and/or involving any owner and/or affiliate of FRANCHISEE's or which could be brought by FRANCHISEE or on FRANCHISEE's behalf and including any matters involving any of the Franchisor-Related Entities or otherwise), whether to enforce an arbitration award or involving any litigation, dispute, controversy, claim, proceeding or otherwise which is not subject to any agreement regarding mediation/arbitration (or in the event that a court having jurisdiction should hold that the foregoing agreement regarding mediation and/or arbitration is not enforceable) or otherwise, and bearing in mind FRANCHISEE's and FRANCHISOR's joint interest in having a single court determine issues in a consistent manner for application throughout the GLORIA JEAN'S System and not have FRANCHISOR or FRANCHISEE exposed to inconsistent decisions, will be held exclusively before a court in the most immediate judicial district encompassing FRANCHISOR's then-current headquarters and having subject matter jurisdiction or the United States District Court encompassing our then-current headquarters (where a basis for federal jurisdiction exists, all filings, proceedings and otherwise will be exclusively in such Federal court, in preference to State court), FRANCHISOR and FRANCHISEE consenting to the exclusive jurisdiction of such court(s) and WAIVING ALL RIGHTS TO TRIAL BY JURY. Any claim, and any litigation, will be conducted and resolved on an individual basis only and not on a class-wide, multiple plaintiff or similar basis.

         So as to achieve many of the advantages which would normally be associated with arbitration (such as lower expense, more rapid resolution of controversies, fewer protracted and complex proceedings, reduced instances of costly and time-consuming appeal, use of a more sophisticated and experienced trier of fact and law, etc.) and for FRANCHISEE's and FRANCHISOR's mutual benefit, FRANCHISEE and FRANCHISOR agree that in any litigation, FRANCHISEE (and each owner and affiliate of FRANCHISEE's) and FRANCHISOR each knowingly waive all rights to trial by jury and, in any arbitration, litigation or otherwise, FRANCHISEE and FRANCHISOR each waive any right to recover, and any rights to make claims for (whether by claim, counter-claim, offset, way of defense or otherwise), punitive, exemplary, multiple, pain-and-suffering, mental distress, incidental, consequential, special, lost income and/or profits (except as expressly provided below) and/or similar damages under any theory whatsoever, FRANCHISEE and FRANCHISOR agreeing that such claims are inherently speculative and subject to abuse, often serving as obstacles to the reasonable resolution or settlement of a dispute and frequently operating to primarily benefit the attorneys involved in the claim, provided that , in any event, FRANCHISOR may recover the then-current value of any initial franchise fees, royalties, marketing contributions and/or other payments FRANCHISEE is, or would be, obligated to make, or would normally make, in the absence of a breach or termination, to FRANCHISOR or any affiliated company, whether under this Agreement or otherwise, it being FRANCHISEE's and FRANCHISOR's intention that FRANCHISOR receive the full benefit of FRANCHISOR's bargain with FRANCHISEE. In any event, FRANCHISOR's maximum liability (combined with the maximum liability of any of the Franchisor-Related Entities or any of them) shall be (collectively) limited to the return to FRANCHISEE of the initial franchise fee actually paid by FRANCHISEE and FRANCHISEE's maximum liability will be limited to the present value of the royalties, advertising contributions and other amounts which normally would have been paid by FRANCHISEE if the franchise had continued in existence for its full term and any renewals. FRANCHISEE and FRANCHISOR have agreed on this limitation in recognition of the facts that the calculation of any actual damages would be exceedingly difficult and subject to speculation and possible abuse and that the foregoing compromises benefit both FRANCHISOR and FRANCHISEE. FRANCHISEE agrees that FRANCHISOR will not be required to post a bond in order to obtain any injunctive or other equitable relief or otherwise and that FRANCHISEE's only remedy if an injunction or other equitable relief is entered against FRANCHISEE will be to obtain dissolution of such injunction, etc.

         The dispute avoidance and resolution provisions of this Agreement (including, but not limited to, this Article 18 and Article 22) shall apply to any claims, arbitration, litigation or otherwise between FRANCHISEE and FRANCHISOR, and/or by any owner and/or affiliate of FRANCHISEE's, or which could be brought by FRANCHISEE or on FRANCHISEE's behalf, whether against FRANCHISOR and/or any or all of the Franchisor-Related Entities.

         C.       PRIOR NOTICE OF CLAIMS BY FRANCHISEE

         Prior to FRANCHISEE taking any legal or other action against FRANCHISOR and/or any of the Franchisor-Related Entities, whether for arbitration, damages, injunctive, equitable or other relief (including but not limited to recision) and whether by way of claim, counterclaim, cross-complaint, raised as an affirmative defense, offset or otherwise, FRANCHISEE will first give FRANCHISOR sixty (60) days prior written notice and opportunity to cure such alleged act or omission [or, if such alleged act or omission cannot reasonably be cured within such sixty (60) day period, and FRANCHISOR is diligently continuing efforts to attempt to cure such alleged act or omission, such additional time as FRANCHISOR is continuing such efforts]; provided that any dispute regarding FRANCHISOR's withholding consent with respect to a proposed transfer by FRANCHISEE may be immediately submitted to face-to-face meeting, mediation and arbitration as provided in Section 18 A.

         Since FRANCHISEE and FRANCHISOR share a mutual interest in FRANCHISEE's possible success and each believe that it is important that any possible business problems be addressed as soon as possible, FRANCHISEE and FRANCHISOR agree that if FRANCHISEE has any complaint regarding FRANCHISOR's failing to perform any obligation to FRANCHISEE (including, but not limited to, training, marketing, operational support, representations by FRANCHISOR or otherwise) FRANCHISEE will promptly advise FRANCHISOR in writing of such problem within 90 days of the problem arising, so that FRANCHISOR can have an opportunity to correct the problem. If FRANCHISEE fails to so advise FRANCHISOR, FRANCHISEE will be forever precluded from taking any legal or other action against FRANCHISOR and/or any of the Franchisor-Related Entities, whether for arbitration, damages, injunctive, equitable or other relief (including but not limited to recision) and whether by way of claim, counterclaim, cross-complaint, raised as an affirmative defense, offset or otherwise with regard to the problem.

         D.       PERIODS IN WHICH TO MAKE CLAIMS

                    (1) FRANCHISEE and FRANCHISOR agree that, except as provided below at Section 18 D. (3), no arbitration, action or suit (whether by way of claim, counterclaim, cross-complaint, raised as an affirmative defense, offset or otherwise) by either FRANCHISEE or FRANCHISOR will lie or be permitted against the other (nor by FRANCHISEE against any of the Franchisor-Related Entities), whether for damages, rescission, injunctive or any other legal and/or equitable relief, in respect of any alleged breach of this Agreement, or any other claim of any type, unless such party will have commenced such arbitration proceeding, action or suit before the expiration of the earlier of:

                    (a) One (1) year after the date on which the state of facts giving rise to the cause of action comes to the attention of, or should reasonably have come to the attention of, such party; or

                    (b) One (1) year after the initial occurrence of any act or omission giving rise to the cause of action, whenever discovered.

                    (2) Notwithstanding the foregoing limitations, where any federal, state or provincial law provides for a shorter limitation period than above described, whether on notice or otherwise, such shorter period will govern.

                    (3) The foregoing limitations may, where brought into effect by FRANCHISOR's failure to commence an action within the time periods specified, operate to exclude FRANCHISOR's right to sue for damages but will in no case, even on expiration or lapse of the periods specified or referenced above, operate to prevent FRANCHISOR from terminating FRANCHISEE's rights and FRANCHISOR's obligations under this Agreement as provided herein and under applicable law nor prevent FRANCHISOR from obtaining any appropriate court judgment, order or otherwise which enforces and/or is otherwise consistent with such termination.

                    (4) The limitations set forth in subsections (a) and (b) will not apply to FRANCHISOR's claims arising from or related to: (1) indemnification by FRANCHISEE; (2) FRANCHISEE's confidentiality, non-competition or other exclusive relationship obligations; and/or (3) FRANCHISEE's unauthorized use of the Name and/or Marks.

         E.       WITHHOLDING CONSENT

         In no event will FRANCHISEE make any claim, whether directly, by way of set-off, counter-claim, defense or otherwise, for money damages or otherwise, by reason of any withholding or delaying of any consent or approval by FRANCHISOR. FRANCHISEE's sole remedy for any such claim is to submit it to an executive meeting, mediation and arbitration as described in this Agreement and, if the executive meeting and mediation fail to resolve the matter, for the arbitrator to order FRANCHISOR to grant such consent. Unless expressly provided otherwise in this Agreement, approvals and consents may be withheld by FRANCHISOR in its sole and absolute discretion.

         F.       SURVIVAL AND CONSTRUCTION

         Each provision of this Article 18, together with the provisions of
Article 22, will be deemed to be self-executing and continue in full force and effect subsequent to and notwithstanding the expiration, termination, setting aside, cancellation, recision, unenforceability or otherwise of this Agreement (or any part of it) for any reason, and will survive and will govern any claim for recision or otherwise.

         Each provision of this Agreement (including but not limited to those relating to mandatory arbitration, waiver of jury trial, limitation of damages, prior notice of claims, shortened periods in which to bring claims, costs and attorney's fees, or otherwise) will be construed as independent of, and severable from, every other provision and if any provisions are deemed to be unenforceable in any way, such provisions will be modified or interpreted to the minimum extent necessary to have them comply with the law (including making such provision mutual in effect) and the remaining provisions of this Agreement will remain in full force and effect, the parties agreeing that the unenforceability of any provisions of this Article 18 (or otherwise) will not affect the remainder of this Article 18 (or otherwise), notwithstanding any statutory or decisional law to the contrary.

         Each party reserves the right to challenge any law, rule or judicial or other construction which would have the effect of varying or rendering ineffective any provision of this Agreement. The benefits and protections of this Agreement which apply to FRANCHISOR (including, but not limited to, all provisions relating to indemnification and/or releases) shall also apply to any past, current and/or future Franchisor-Related Entities as if they were expressly named beneficiaries of such provisions. In each case where FRANCHISOR may exercise any option or other right, FRANCHISOR may do so in FRANCHISOR's sole and absolute discretion, without liability or other obligation. So as to preserve the flexibility to deal with practical business situations (which FRANCHISEE and FRANCHISOR agree should benefit FRANCHISOR's and FRANCHISEE's businesses in the long term), FRANCHISOR may, in FRANCHISOR's sole and absolute discretion, elect to not enforce (or to selectively enforce) any provision of this Agreement, or any other agreement, any policy or otherwise, whether with respect to FRANCHISEE and/or any other franchisee or otherwise, and FRANCHISOR may apply different policies to any franchisee, all without liability or other obligation and any such acts or omissions will not limit or otherwise affect FRANCHISOR's rights, whether to enforce this Agreement or otherwise.

         G.       COSTS AND ATTORNEYS' FEES

         Except as expressly provided otherwise in this Agreement with respect to appeal of an arbitration award or otherwise, and based on FRANCHISEE'S and FRANCHISOR'S judgment that attorney's fees provisions often operate to primarily benefit the attorneys involved in any claim and/or to encourage specious claims to the detriment of everyone involved in a franchise system, the parties will each bear their own costs of enforcement and/or defense (including but not limited to attorney's fees) in any claim or dispute between FRANCHISEE and FRANCHISOR (including FRANCHISEE's and/or FRANCHISOR's affiliates, related persons/entities, etc.) and will make no claim with regard thereto.

         H.       VALIDITY AND EXECUTION

         This Agreement will become valid only when executed and accepted by FRANCHISOR at its headquarters.

         I.       BINDING EFFECT, MODIFICATION AND REPRESENTATIONS

         This Agreement is binding on the parties hereto and their respective executors, administrators, heirs, assigns, and successors in interest, and will not be modified or supplemented except by means of a written agreement signed by both FRANCHISEE and FRANCHISOR's President or one of FRANCHISOR's Vice Presidents, provided that changes to the Operating Manual may be made by FRANCHISOR at any time and will be fully binding on FRANCHISEE notwithstanding any provisions of this Section or otherwise. No other officer, field representative, salesperson or other person has the right or authority to sign on behalf of FRANCHISOR, to make oral or written modifications to this Agreement, or to make any representations or agreements on behalf of FRANCHISOR, and any such modifications, representations and/or agreements shall not be binding on FRANCHISOR. Similarly, other than any of the individual FRANCHISEE(s) (or any partner or corporate officer of the FRANCHISEE, if the FRANCHISEE is a partnership or corporation), no person has the right or authority to sign on behalf of FRANCHISEE, to make oral or written modifications to this Agreement on behalf of FRANCHISEE, or to make any representations or agreements on behalf of FRANCHISEE, and any such modifications, representations and/or agreements shall not be binding on FRANCHISEE. FRANCHISEE expressly acknowledges that no oral promises, representations or declarations were made to or relied on by FRANCHISEE and that FRANCHISOR's obligations are confined exclusively to the terms herein. FRANCHISEE understands and assumes the business risks inherent in the franchised enterprise.

         J.       CONSTRUCTION, ETC.

         Except as expressly provided otherwise, nothing in this Agreement is intended, nor will be deemed, to confer any rights or remedies on any person or legal entity not a party hereto. Except where this Agreement expressly provides otherwise, FRANCHISOR has the right to condition, withhold and/or refuse, in FRANCHISOR's sole and absolute discretion, any request by

FRANCHISEE and FRANCHISOR's approval of, or consent to, any action or omission by FRANCHISEE. The headings of the several Articles and Sections hereof are for convenience only and do not define, limit, or construe the contents of such Articles or Sections. The term "attorneys' fees" will include, without limitation, legal fees, whether incurred prior to, in preparation for or in contemplation of the filing of any written demand or claim, action, hearing or proceeding to enforce the obligations of this Agreement. References to a "controlling interest" in the Franchisee will mean fifty percent (50%) or more of the voting control of the Franchisee if the Franchisee is a corporation, and any general partnership interest if the Franchisee is a partnership. The term "FRANCHISEE" as used herein is applicable to one or more persons, a corporation or a partnership, as the case may be. The singular usage includes the plural and the masculine and neuter usages include the other and the feminine. If two or more persons are at any time the Franchisee hereunder, whether or not as partners or joint venturers, their obligations and liabilities to FRANCHISOR will be joint and several. This Agreement will be executed in multiple copies, each of which will be deemed an original. Each of the provisions of this Agreement (including Articles 18 and 22) apply to any claim brought (or which could be brought) by any owner and/or affiliate of FRANCHISEE's or by or on FRANCHISEE's behalf. If any limitation on FRANCHISEE's rights (including, but not limited to, any limitation on damages, waiver of jury trial, shortened period in which to make any claim or otherwise) is held unenforceable with respect to FRANCHISEE, then such limitation will not apply to FRANCHISOR. FRANCHISOR shall have the sole right to enforce the obligations of this (or any other) Franchise (or other) Agreement and neither FRANCHISEE nor any other franchisee of FRANCHISOR's shall be deemed a third party beneficiary with respect to this or any other agreement.

         FRANCHISEE and FRANCHISOR, each believing that (1) having written documents as the only basis for their legal relationship benefits each equally and reduces the risk of uncertainty in what should be a long-term business relationship and (2) this Agreement should be strictly interpreted according to its express terms, and each having a concern with (among other things) an approach whereby a court or arbitrator might impose (or limit or expand) duties on either that were not expressly agreed to in writing by FRANCHISEE and FRANCHISOR, agree that FRANCHISEE and FRANCHISOR mutually waive any "implied covenant of good faith and fair dealing" and that no such (or similar) doctrine, rule of interpretation or otherwise will have any application to FRANCHISEE's and FRANCHISOR's relationship, this Agreement or any other agreement between FRANCHISEE and FRANCHISOR (or any affiliate or the Franchisor-Related Entities) nor will affect FRANCHISOR's ability to make binding changes to the GLORIA JEAN'S System, the Manual(s) or otherwise. Neither FRANCHISEE nor

FRANCHISOR have any expectation that FRANCHISEE's or FRANCHISOR's rights and obligations will be otherwise than as expressly set forth in this Agreement or that where any contractual provision allows FRANCHISEE or FRANCHISOR any discretion in action or otherwise, the exercise of that discretion will be limited in any way. FRANCHISEE agrees that FRANCHISOR will not be liable for any act or omission, whether with respect to the Marketing Fund or otherwise, which is consistent with this Agreement or other information provided to FRANCHISEE, or which is done in subjective good faith. No course of dealing between FRANCHISEE and FRANCHISOR, nor any course of dealing or agreement between FRANCHISOR and anyone else, past, present or future, will affect FRANCHISEE's or FRANCHISOR's rights under this Agreement or otherwise.

         If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of, or refusal to renew, this Agreement than is required hereunder, or the taking of some other action not required hereunder, or if under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any specification, standard or operating procedure prescribed by FRANCHISOR is invalid or unenforceable, the prior notice and/or other action required by such law or rule shall be substituted for the comparable provisions hereof, and FRANCHISOR will have the right, in FRANCHISOR's sole and absolute discretion, to modify such invalid or unenforceable provision, specification, standard, or operating procedure to the extent required to be valid and enforceable. FRANCHISEE agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof, or any specification, standard or operating procedure prescribed by FRANCHISOR, any portion or portions which a court may hold to be unenforceable in a final decision to which FRANCHISOR are a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order. Such modifications to this Agreement shall be effective only in such jurisdiction, unless FRANCHISOR elects to give them greater applicability, and shall be enforced as originally made and entered into in all other jurisdictions.

         FRANCHISEE will have no right to enforce any obligation of FRANCHISOR's or any other person/entity (including, but not limited to, any other GLORIA JEAN'S Franchisee) under, and FRANCHISEE will not be deemed a third party beneficiary of, any other Franchise Agreement, other agreement or otherwise.

         K.       NON-RETENTION OF FUNDS

         FRANCHISEE does not have the right to offset or withhold payments owed to FRANCHISOR (and/or any affiliate) for amounts purportedly due FRANCHISEE (or any affiliate of FRANCHISEE's) from FRANCHISOR, the Franchisor-Related Entities and/or any affiliate as a result of any dispute of any nature or otherwise, but will pay such amounts to FRANCHISOR (or FRANCHISOR's affiliate) and only thereafter seek reimbursement in accordance with the provisions of Article 18. If FRANCHISEE believes that FRANCHISOR or any other person/entity has violated any legal duty to FRANCHISEE, FRANCHISEE will, notwithstanding such dispute, pay as designated all sums specified under this Agreement or any other agreement, whether to be paid to FRANCHISOR or any affiliate (including royalties, any unpaid portion of the initial franchise fee and any marketing contributions and/or amounts payable to franchisee councils and/or cooperatives) and will not withhold any payments until and unless such dispute has been finally determined in FRANCHISEE's favor.

         L.       SEVERABILITY; SUBSTITUTION OF VALID PROVISIONS

         Except as otherwise stated in this Agreement, each provision of this Agreement, and any portion of any provision, is severable (including, but not limited to, any provision affecting any rights to recovery for breach of any legal obligation, including but not limited to waiver of statutory benefits such as rights to jury trial, exemplary or punitive damages, recovery of attorney's fees and/or shortening of statutes of limitations), and the remainder of this Agreement will continue in full force and effect. To the extent that any provision restricting FRANCHISEE's competitive activities is deemed unenforceable, FRANCHISEE and FRANCHISOR agree that such provisions will be enforced to the fullest extent permissible under governing law. This Agreement will be deemed automatically modified to comply with governing law if such law requires: (a) a greater time period for notice of the termination of, or refusal to renew, this Agreement; or (b) the taking of some other action not described in this Agreement. FRANCHISOR may modify any invalid or unenforceable provision to the extent required to be valid and enforceable and FRANCHISEE will be bound by the modified provisions.

         M.       WAIVERS

         FRANCHISOR's waiver of any breach(es) under this or any other agreement [whether by failure to exercise a power or right available to FRANCHISOR, failure to insist on strict compliance with the terms, obligations or conditions of any agreement, development of a custom or practice between FRANCHISEE and FRANCHISOR (or others) which is at variance with the terms of any agreement, acceptance of partial or other payments or otherwise], whether with respect to FRANCHISEE or others, will not affect

FRANCHISOR's rights with regard to any breach by FRANCHISEE or anyone else or constitute a waiver of FRANCHISOR's right to demand exact compliance by FRANCHISEE with the terms of this Agreement or otherwise. Subsequent or other acceptance by FRANCHISOR of any payments or performance by FRANCHISEE will not be deemed a waiver of any preceding or other breach by FRANCHISEE of this Agreement or otherwise. The rights and remedies provided in this Agreement are cumulative and FRANCHISOR will not be prohibited from exercising any rights or remedies provided under this Agreement or permitted under law or equity.

         N.       CHOICE OF LAWS

         Except with respect to the applicability of the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. and the effect of federal pre-emption of state law by such Act and except to the extent governed by the United States Trademark Act and other federal laws, or as provided elsewhere in this Agreement, FRANCHISEE and FRANCHISOR agree that this Agreement (including any claims, counter-claims or otherwise by FRANCHISEE) and all other matters concerning FRANCHISEE and FRANCHISOR (or FRANCHISEE and any of the Franchisor-Related Entities), including FRANCHISEE's and FRANCHISOR's/their respective rights and obligations, will be governed by, and construed and enforced in accordance with, the laws of the state where FRANCHISEE's GJC STORE is, or will be, located, without regard to the laws of such state relating to conflicts of laws or choice of law; except that the provisions of any law of that state regarding franchises (including, without limitation, registration, disclosure, or relationship, and the regulations thereunder) shall not apply unless such state's jurisdictional, definitional and other requirements are met independently of, and without reference to, this Section.

         O.       ADVICE OF LAWYERS, ALTERNATIVE INVESTMENT OPPORTUNITIES, ETC.

         FRANCHISEE acknowledges that it has had the opportunity (and FRANCHISOR has strongly advised FRANCHISEE) to have this Agreement and all other documents reviewed by FRANCHISEE's own attorney and that FRANCHISEE has read, understood, had an opportunity to discuss with FRANCHISOR and agreed to each provision of this Agreement. FRANCHISEE agrees that it has been under no compulsion to sign this Agreement, that it has carefully reviewed and carefully thought about each provision of this Agreement, that it has considered other franchise opportunities as well as the possibility of FRANCHISEE entering FRANCHISOR's industry as a non-franchised participant and that, therefore, this Agreement will be deemed to have been drafted by FRANCHISEE and FRANCHISOR in equal parts and that no presumptions or inferences concerning this Agreement's terms, interpretation or otherwise will result by reason of the fact that FRANCHISOR prepared this Agreement or may be unwilling (in the interest of consistency of system administration) to change its terms.

19.      INDEPENDENT CONTRACTORS AND INDEMNIFICATION

         The FRANCHISOR and the FRANCHISEE are independent contractors. The FRANCHISEE shall conspicuously identify the FRANCHISEE at the premises of the STORE and in all dealings with suppliers, as the owner of the STORE. Neither the FRANCHISOR nor the FRANCHISEE shall make any agreements or representations in the name of or on behalf of the other or that their relationship is other than franchisor and franchisee and neither the FRANCHISOR nor the FRANCHISEE shall be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized hereunder, nor shall the FRANCHISOR be obligated for any damages to any person or property directly or indirectly arising out of the operation of the STORE or the FRANCHISEE's business conducted pursuant to the FRANCHISE, whether caused by the FRANCHISEE's negligent or willful action or failure to act, The FRANCHISOR shall have no liability for any sales, use, excise, income, property or other taxes levied upon the STORE or its assets or in connection with the sales made or business conducted by the STORE. The FRANCHISEE agrees to indemnity the FRANCHISOR against and to reimburse the FRANCHISOR for all such obligations, damages and taxes for which it is held liable and for all costs reasonably incurred by the FRANCHISOR in the defense of any such claim brought against it or in any act on in which it is named as a party. The FRANCHISOR shall have the right to defend any such claim against it. The FRANCHISOR agrees to indemnify the FRANCHISEE against and to reimburse the FRANCHISEE for any obligations or liability for damages attributable to agreements or representations made by the FRANCHISOR not expressly authorized hereunder, and for costs (as hereinabove described) reasonably incurred by the FRANCHISEE in the defense of any such claim brought against him or the STORE or in any action in which he is named as a party; provided that the FRANCHISOR shall have the right to participate in, and to the extent the FRANCHISOR deems necessary, to control, any litigation or proceeding which might result in liability of or expense to the FRANCHISEE subject to such indemnification. The indemnities and assumptions of liabilities and obligations herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

20.      NOTICES

         All written notices permitted or required to be delivered by the provisions of this Agreement or of the OPERATING MANUAL, shall be deemed so delivered on the date when hand delivered; one (1) day after sending by telegraph or after the date of deposit, if deposited with a commercial delivery service which guarantees next day delivery; or three (3) days after placed in the mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and addressed to the party to be notified at its most-current principal business address of which the notifying party has been notified.

21.      EFFECTIVE DATE OF AGREEMENT

         This Agreement shall take effect upon the date of the FRANCHISOR's execution and delivery of this Agreement to the FRANCHISEE.



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

22.      ACKNOWLEDGMENTS AND REPRESENTATIONS, ENTIRE AGREEMENT,
         NO FIDUCIARY RELATIONSHIP, ETC.

--------------------------------------------------------------------------------
BE SURE YOU READ THE FOLLOWING SECTIONS CAREFULLY! THEY'RE IMPORTANT AND ARE IN THIS AGREEMENT TO MAKE SURE THAT NEITHER YOU NOR WE HAVE ANY MISUNDERSTANDINGS OR INAPPROPRIATE EXPECTATIONS.
--------------------------------------------------------------------------------

         You and we agree that there does not exist any fiduciary, trust or similar special relationship between you and us, that the relationship between you and us is an ordinary commercial relationship between independent businesspeople intended for mutual but independent economic benefit and is not in any sense, nor is intended to be, a fiduciary, trust or similar special relationship, that each party has dealt with each other at arm's length and as businesspersons with equivalent bargaining power, notwithstanding the relationship of Franchisor and Franchisee, and that you have alternative business opportunities (some of which are franchised) which you have investigated and in which you can invest.

---------------------------------------
YOUR INITIALS:  __________ / __________
---------------------------------------

         You acknowledge that you [and each of your owners (if you are a corporation or partnership) and investors] has read this Agreement and our Uniform Franchise Offering Circular and all exhibits and that you and they understand and accept the terms, conditions, and covenants contained in this Agreement as being necessary to maintain our high standards of quality and service and the uniformity of those standards at all GJC STORES and thereby to protect and preserve the goodwill of the Marks and the System.

---------------------------------------
YOUR INITIALS:  __________ / __________
---------------------------------------

         You and we, each agreeing on the critical practical business importance of our relationship being governed solely by written documents signed by you and us (including any concurrently executed written personal guarantees, Statement of Prospective Franchisee and/or exhibits - schedules - addenda - promissory note(s) security agreement(s) or other written documents signed by the party to be bound thereby, all of which will be deemed to be part of this Agreement for the purposes of this Section 21) and not wishing to create misunderstandings, confusion and possible conflict through reference to any alleged prior and/or contemporaneous oral and/or written representations, understandings, agreements or otherwise, or any legal doctrines such as :"good faith and fair dealing" or otherwise which might introduce an element of uncertainty into our relationship, jointly intend, represent, warrant and agree that (1) this Agreement contains the final, complete and exclusive expression of the terms of your and our agreement, and the final, complete and exclusive expression of your and our intent, and entirely supersedes and replaces any and all prior and/or concurrent understandings, agreements, inducements, prior course(s) of dealing, representations (financial or otherwise), promises, options, rights-of-first refusal, guarantees, warranties (express or implied) or otherwise (whether oral or written) between you and us, (2) there are no prior and/or concurrent understandings, agreements, inducements, course(s) of dealing, representations (financial or otherwise), promises, options, rights-of-first refusal, guarantees, warranties (express or implied) or otherwise (whether oral or written) which are not fully expressed in this Agreement and (3) no prior and/or concurrent understandings, agreements, inducements, course(s) of dealing, representations (financial or otherwise), promises, options, rights-of-first refusal, guarantees, warranties (express or implied) or otherwise (whether oral or written) of any kind or nature whatsoever have been made by us or anyone else, nor have been relied on by you nor will have any force or effect; excepting only the written representations made by you in connection with its application for this franchise. You and we each expressly disclaim any understandings, agreements, inducements, course(s) of dealing, representations (financial or otherwise), promises, options, rights-of-first refusal, guarantees, warranties (express or implied) or otherwise (whether oral or written) which are not fully expressed in writing in this Agreement. This is equally important to you, as well as us, since, just as we do not wish to deal with allegations that we may have made or entered into understandings, representations, etc. not fully expressed in writing in this Agreement (such as alleged earnings claims), you do not wish to deal with allegations that you made or entered into understandings, representations, etc. (such as promises to achieve particular sales or royalty payment levels, would open a particular number of units, etc.) which are not fully expressed in writing in this Agreement.

---------------------------------------
YOUR INITIALS:  __________ / __________
---------------------------------------

         In particular, you have not been promised, nor have we or anyone else made any promises, representations and/or warranties, nor have you received or relied on any promises, representations or warranties, that (1) any payments by you are refundable at your option, (2) we will repurchase any rights granted hereunder (or any associated business) or be will able to assist you in any resale, (3) you will succeed in the franchised business, (4) you will achieve any particular sales, income or other levels of performance, (5) you will have any exclusive rights of any type other than as specifically set forth herein, (6) you will receive any level of advertising (television or otherwise), marketing assistance, site location, development or other services, operational assistance or otherwise other than as expressly set forth in this Agreement, (7) you will not be required to obtain any licenses in order to operate your GJC STORE, (8) any location will be successful, (9) it will be anyone's responsibility other than yours to obtain all licenses necessary in order to establish and operate your GJC STORE or (10) that you will be awarded additional or further franchises or other rights, except as expressly set forth in a written document signed by a corporate officer of FRANCHISOR. No contingency, condition, prerequisite, prior requirement, or otherwise (including but not limited to obtaining financing, obtaining a site or otherwise) exists with respect to you fully performing any or all of your obligations under this Agreement.

---------------------------------------
YOUR INITIALS:  __________ / __________
---------------------------------------

         You have not received or relied on (nor have we or anyone else provided) any oral or written: sales, income or other projections of any kind or nature or any statements, representations, data, charts, tables, spreadsheets or mathematical calculations or otherwise which stated or suggested any level or range of actual or potential sales, costs, income, expenses, profits, cash flow, tax effects or otherwise and neither we nor anyone else has made, nor have you relied on, any promises, representations or warranties as to any profits you may realize in the operation of a GJC STORE, nor have you received or relied on any representations regarding any working capital or other funds necessary to reach any "breakeven" or any other financial level. We are unable, and do not attempt, to predict, forecast or project future performance, revenues, profits or otherwise of any GJC STORE. If any such information, promises, representations and/or warranties has been provided to you, it should not be relied on, we will not be bound by it, and, if you do rely on such information, promises, representations and/or warranties, you do so at your own risk.

---------------------------------------
YOUR INITIALS:  __________ / __________
---------------------------------------

         You acknowledge and agree that the success of the business venture contemplated to be undertaken by you is speculative, is and will be dependent on your personal efforts, that while we can provide you with systems, methods, procedures, techniques and other "tools," including the GLORIA JEAN'S System and otherwise, your success ultimately depends on your efforts, including your proactive, diligent and thorough knowledge and application of the GLORIA JEAN'S System, that entry into any business enterprise is always associated with risk and that no assurance of success has been or can be given to you. You acknowledge and represent that you have entered into this Agreement and made an investment only after (1) making an independent investigation of the opportunity, including having received a list, in connection with the presentation of our Uniform Franchise Offering Circular, of (and having spoken with) other franchisees currently operating or who have operated GJC STORES, (2) having had an opportunity to have this transaction and all related documents reviewed by an attorney and a financial advisor of your choosing, such review having been strongly recommended by us and (3) having independently researched all applicable licensing and other requirements related to the operation of your GJC STORE. You acknowledge that you and each person signing as Franchisee (and/or having any investment and/or interest in your GJC STORE) has received, reviewed, understood and fully read, and all questions have been answered regarding, (1) a copy of our Uniform Franchise Offering Circular with all exhibits at least ten (10) business days prior to the earlier of your and/or any such person (a) signing any binding documents or (b) paying any sums and (2) a copy of this Agreement and all other agreements complete and in form ready to sign at least five (5) business days prior to the earlier of you and/or any such person (a) signing any binding documents or (b) paying any sums.

---------------------------------------
YOUR INITIALS:  __________ / __________
---------------------------------------

         You understand that we are relying on you to bring forward in writing at this time any matters inconsistent with any of the matters set forth in this
Section 22 or otherwise so that we can correct any misunderstandings or inappropriate expectations and you agree that if any of the statements or matters set forth in this Section 22 or otherwise are not true, correct and complete you will make a written statement regarding such next to your signature below so that we may address and resolve any such issue(s) at this time and before either you or we go forward.

---------------------------------------
YOUR INITIALS:  __________ / __________
---------------------------------------

         You acknowledge and agree that in all of your dealings with the Franchisor, the officers, directors, employees, and agents of the Franchisor act only in a representative capacity and not in an individual capacity. You further acknowledge that this Agreement, and all business dealings between you and such Individuals as a result of this Agreement, are solely between you and the Franchisor. You further represent to the Franchisor, as an Inducement to the Franchisor's entry into this Agreement, that you have made no misrepresentations in obtaining the Franchise.

---------------------------------------
YOUR INITIALS:  __________ / __________
---------------------------------------


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date stated below.

FRANCHISOR:                              FRANCHISEE(S) (INDIVIDUAL):


GLORIA JEAN'S GOURMET                    ------------------------------------
COFFEES FRANCHISING CORP.                Name

                                         ------------------------------------
                                         Signature

By: _________________________________    ------------------------------------
       Signature                                         Name

------------------------------------     ------------------------------------
Name                                                   Signature

------------------------------------
Title

Date: _______________________________


                                         FRANCHISEE (CORP., LLC OR PARTNERSHIP)


                                         ------------------------------------
                                         Name

                                         a/an ___________________ corporation
                                         a/an ___________________ partnership

                                         a/an ___________________ limited
                                                                  liability
                                                                  company

                                         By:
                                            ---------------------------------
                                                        Signature

                                            ---------------------------------
                                                      Name and Title



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

                     GUARANTY AND ASSUMPTION OF OBLIGATIONS


         In consideration of, and as an inducement to, the execution of the above Franchise Agreement and any Addenda thereto (individually or collectively the "Agreement") by GLORIA JEAN'S GOURMET COFFEES FRANCHISING CORP. ("FRANCHISOR"), each of the undersigned ("GUARANTORS") hereby personally and unconditionally (1) guarantees to the FRANCHISOR and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that__________________________________________ ("FRANCHISEE") shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement and (2) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement. Each of the undersigned waives:

1. acceptance and notice of acceptance by the FRANCHISOR of the foregoing undertakings;

2. notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed;

3. protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed;

4. any right he may have to require that an action be brought against the FRANCHISEE or any other person as a condition of liability; and

5. all rights to payments and claims for reimbursement or subrogation which any of the GUARANTORS may have against the FRANCHISEE arising as a result of the GUARANTORS' execution of and performance under this guaranty.

6.       Each of the undersigned consents and agrees that:

7. his direct and immediate liability under this guaranty shall be joint and several;

8. he shall render any payment or performance required under the Agreement upon demand if the FRANCHISEE fails or refuses punctually to do so;

9. such liability shall not be contingent upon or conditioned upon pursuit by the FRANCHISOR of any remedies against the FRANCHISEE or any other person; and

10. such liability shall not be diminished, relieved or otherwise affected by any extension of time, credit or the


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         indulgence which the FRANCHISOR may from time to time grant to the
         FRANCHISEE or to any other person, including, without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable during the term of the Agreement.

         If the FRANCHISOR is required to enforce this Guaranty and Assumption of Obligations in any judicial or arbitration proceeding or appeal thereof, the GUARANTORS shall reimburse the FRANCHISOR for its costs and expenses, including but not limited to, reasonable accountants', attorneys', attorney assistants', arbitrators' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any written demand, claim, action, hearing or proceeding to enforce this Guaranty and Assumption of Obligations.

         IN WITNESS WHEREOF, each of the undersigned has hereunto affixed his signature on the same day and year as the Agreement was executed.

WITNESS                                      GUARANTORS


------------------------------------         -----------------------------------
                                             Name

                                             -----------------------------------
                                             Signature

------------------------------------         -----------------------------------
                                             Name

                                             -----------------------------------
                                             Signature


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